UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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ASSOCIATED ESTATES REALTY CORPORATION
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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ASSOCIATED ESTATES REALTY CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To our Shareholders:

The 2011 annual meeting of shareholders of Associated Estates Realty Corporation will be held at One Cleveland Center, 1375 E. Ninth Street, Cleveland, Ohio, 44114, on Wednesday, May 4, 2011, at 10:00 a.m., local time, for the following purposes:

1.	To elect seven directors, each to hold office for a one-year term and until his successor has been duly elected and qualified;

2.	To approve the Associated Estates Realty Corporation 2011 Equity-Based Award Plan;

3.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the Company's fiscal year ending December 31, 2011;

4.	To hold a non-binding advisory vote for approval of our executive compensation;

5.	To hold a non-binding advisory vote on the frequency of the advisory vote on our executive compensation; and

6.	To transact all other business that properly comes before the meeting.

Only shareholders of record at the close of business on March 15, 2011, are entitled to receive notice of and to vote at the meeting or any postponement or adjournment thereof.  Shareholders are urged to complete, date and sign the enclosed proxy card and return it in the enclosed envelope.  The principal address of Associated Estates Realty Corporation is 1 AEC Parkway, Richmond Heights, Ohio 44143.

By order of the Board of Directors
Bradley A. Van Auken
Secretary

Dated:  March 22, 2011

YOUR VOTE IS IMPORTANT, PLEASE SIGN, DATE AND RETURN YOUR PROXY CARD.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 4, 2011.

The Proxy Statement, Annual Report to Shareholders and Proxy Card are available at http://ir.AssociatedEstates.com/annual-proxy.cfm

You can help us make a difference by eliminating paper proxy mailings.  With your consent, we will provide all future proxy materials electronically.  Instructions for consenting to electronic delivery can be found on your proxy card.  Your consent to receive shareholder materials electronically will remain in effect until canceled.

ASSOCIATED ESTATES REALTY CORPORATION
1 AEC Parkway
Richmond Heights, Ohio  44143

PROXY STATEMENT

Our Board of Directors is sending you this proxy statement to ask for your vote as a shareholder of Associated Estates Realty Corporation (the "Company") on certain matters to be voted on at the upcoming annual meeting of shareholders, which will be held at One Cleveland Center, 1375 E. Ninth Street, Cleveland, Ohio, 44114, on Wednesday, May 4, 2011, at 10:00 a.m., local time.  We are mailing this proxy statement and the accompanying notice and proxy, along with our Annual Report to Shareholders, on or about March 22, 2011.

ABOUT THE MEETING

What Is the Purpose of the Annual Meeting of Shareholders?

At the Company's annual meeting of shareholders, shareholders will vote upon matters outlined in the accompanying notice of meeting, including the election of seven directors, a proposal to approve the Associated Estates Realty Corporation 2011 Equity-Based Award Plan, a proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the Company's fiscal year ending December 31, 2011, a non-binding advisory vote to approve the Company's executive compensation and a non-binding advisory vote on the frequency of the advisory vote on the Company's executive compensation.  We are not aware of any other matter that will be presented for your vote at the meeting.

When and Where Is the Meeting?

The meeting will be held at One Cleveland Center, 1375 E. Ninth Street, Cleveland, Ohio, 44114, on Wednesday, May 4, 2011, at 10:00 a.m., local time.  Parking is available at One Cleveland Center.

Who Is Entitled to Vote?

Only shareholders of record at the close of business on the record date, March 15, 2011, are entitled to receive notice of and to vote the common shares that they held on the record date at the meeting, or any postponement or adjournment of the meeting.  Each outstanding common share entitles such shareholder to cast one vote on each matter to be voted on.  As of the record date, the Company had outstanding 41,453,203 common shares.

Who Can Attend the Meeting?

Only shareholders as of the record date, or their duly appointed proxies, may attend the meeting.  Please note that if you hold your shares in "street name" (that is, through a broker or other nominee), your name does not appear in the Company's records and you will need to bring a copy of your brokerage statement reflecting your ownership of common shares as of the record date.

Can My Broker Vote My Shares Without My Instructions?

Whether your bank, broker or other nominee holding your shares may vote without your instruction depends on the matter being voted upon.  When brokers do not receive voting instructions from a customer, they are permitted to, and generally do, exercise discretionary voting authority with respect to the customer's shares on "routine" matters being voted on at a meeting.  If there are non-routine matters also being voted upon at the same meeting, the broker is not permitted to exercise discretionary voting authority on such matters, and the shares voted by the broker in its discretion on routine matters are considered "broker non-votes" with respect to the non-routine matters.

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The election of directors is a non-routine matter, and accordingly brokers may not exercise discretionary voting authority for the election of directors.  You must also provide voting instructions to your bank, broker or other nominee holding your shares for your shares to be voted on the proposal to approve the Associated Estates Realty Corporation 2011 Equity-Based Award Plan, and the advisory votes on the Company's executive compensation and the frequency of the advisory vote on the Company's executive compensation.  Accordingly, your instructions to your broker on how you want your shares voted are very important.  The proposal to ratify the appointment of PricewaterhouseCoopers, LLP as the Company's independent registered public accounting firm is the only matter that is considered routine.

What Constitutes a Quorum?

A quorum for the transaction of business at the meeting requires the presence, either in person or by proxy, of the holders of a majority of the common shares outstanding on the record date.  Proxies received by the Company but marked as abstentions, votes withheld and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting for purposes of establishing a quorum.

What Vote Is Required to Approve each Proposal Assuming that a Quorum Is Present at the Meeting?

Proposal One:  Election of Directors.  The seven director nominees who receive the greatest number of affirmative votes will be elected directors.  Votes withheld and broker non-votes will not count for or against any nominee for director.

Proposal Two:  Approval of the Associated Estates Realty Corporation 2011 Equity-Based Award Plan.  The affirmative vote of a majority of the votes cast, provided the total number of votes cast represents a majority of the outstanding common shares, is required for the approval of the Associated Estates Realty Corporation 2011 Equity-Based Award Plan.  Abstentions and broker non-votes will not be considered votes cast on the proposal.

Proposal Three:  Ratification of the Appointment of PricewaterhouseCoopers LLP as the Company's Independent Registered Public Accounting Firm.  The Audit Committee plans to reappoint PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm to audit our financial statements for the Company's 2011 fiscal year.  Although ratification is not required, the Board of Directors is submitting this appointment to our shareholders for ratification as a matter of good corporate practice.  See page 41 under "Proposal Three" for additional information.  The affirmative vote of a majority of the shares present in person or by proxy and entitled to vote is required for the approval of this proposal.  If you abstain from voting on this proposal, it will have the same effect as a vote "against" this proposal.  If your shares are held in a brokerage account and you do not provide voting instructions, your broker has the discretion to vote your shares on this proposal.

Proposal Four:  Advisory Vote on the Company's Executive Compensation.  Although the vote on this proposal is an advisory vote and is not binding on the Company, the Company will consider the affirmative vote of a majority of the votes cast as approval of the compensation of the Company's named executive officers.  Abstentions and broker non-votes will not be considered votes cast on the proposal and will not have a positive or negative effect on the outcome of this proposal.

Proposal Five:  Advisory Vote on the Frequency of Holding an Advisory Vote on the Company's Executive Compensation.  Although the vote on this proposal is an advisory vote and is not binding on the Company, the Company will consider the voting results when determining frequency.  Abstentions and broker non-votes will not be considered votes cast on the proposal and will not have a positive or negative effect on the outcome of this proposal.

How Do I Vote?

If your shares are registered in your name, then you are a "registered holder" and you may vote in person at the meeting or by proxy.  If you decide to vote by proxy, you may do so in any one of the following three ways:

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By Telephone:  You may call the toll-free number printed on your proxy card.  Follow the simple instructions and use the personalized control number printed on your proxy card to vote your shares.  You will be able to confirm that your vote has been properly recorded.  Telephone voting is available 24 hours a day.  If you vote by telephone, you do not need to return your proxy card.

Over the Internet:  You may visit the website printed on your proxy card.  Follow the simple instructions and use the personalized control number printed on your proxy card to vote your shares.  You will be able to confirm that your vote has been properly recorded.  Internet voting is available 24 hours a day.  If you vote over the Internet, you do not need to return your proxy card.

By Mail:  You may mark, sign and date the enclosed proxy card and return it in the enclosed postage-paid envelope.

If you own shares beneficially through a bank, broker or otherwise, the institution that holds your shares will enclose voting instructions when sending our proxy statement to you.

If you hold shares through the AERC 401(k) Savings Plan and Trust, you will receive voting instructions from that plan's administrator, which may have a different deadline for determining the manner in which such shares will be voted.

Each proxy that is received timely, properly signed and not subsequently revoked will be voted at the meeting in accordance with the directions of the shareholder.  If a proxy is properly signed but incomplete or if you do not provide instructions, the proxy will be voted: 1) FOR the election of each nominee as set forth under "Proposal One: Election of Directors" to serve as a director of the Company; 2) FOR the proposal to approve the Associated Estates Realty Corporation 2011 Equity-Based Award Plan; 3) FOR the ratification of the appointment of the Company's independent registered public accounting firm; 4) FOR the approval of the Company's executive compensation; 5) ONE YEAR for the frequency of an advisory vote on the Company's executive compensation; and 6) pursuant to the discretion of the appointed proxies for any other action properly brought before the meeting or any postponement or adjournment thereof.

Can I Revoke My Proxy?

You may revoke or change your vote at any time before your proxy has been exercised by filing a written notice of revocation or a duly executed proxy bearing a later date with the Company at the Company's principal address indicated on the attached Notice of Annual Meeting of Shareholders, or by giving notice of revocation to the Company in open meeting.  However, your presence at the annual meeting of shareholders alone will not be sufficient to revoke your previously granted proxy.

How Will the Proxy Solicitation Be Conducted?

This solicitation of proxies is made by and on behalf of the Board of Directors.  We have hired Georgeson, Inc. to help us send out the proxy materials and assist with the process.  The cost of the solicitation of your proxy, which will be approximately $20,500, will be borne by the Company.  In addition to solicitation of proxies by mail and electronically, officers and regular employees of the Company may solicit proxies in person, by telephone or facsimile.  These officers and employees will not receive any additional compensation for their participation in the solicitation.

Can I Receive the Proxy Materials Electronically?

Yes.  The Company is pleased to offer shareholders the choice to receive all future proxy statements, proxy cards and annual reports electronically over the Internet.  Choosing electronic delivery will save the Company the costs of printing and mailing these materials.  If you are a shareholder of record and would like to receive these materials electronically in the future, you can consent to electronic delivery by following the instructions on your proxy card.

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PROPOSAL ONE:  ELECTION OF DIRECTORS

At the annual meeting of shareholders, unless you specify otherwise, the common shares represented by your proxy will be voted to re-elect Messrs. Adams, Delaney, Friedman, Gibbons, Milstein, Schoff and Schwarz.  Each director elected will serve until the next annual meeting of shareholders and until his successor is elected and qualified.

If for any reason any of the nominees is not a candidate at the time of the election (which is not expected), the common shares represented by your proxy will be voted for the election of a substitute nominee designated by the Board of Directors as recommended by the Nominating and Corporate Governance Committee.  The Company's Corporate Governance Guidelines generally provide that no director may be nominated for election to the Board if he or she would be age 76 or older at the time of the election; provided, however, that the Board is vested with the discretion to waive the retirement age on a case-by-case basis.  Although Mr. Delaney will be 76 at the time of election, the Nominating and Governance Committee recommended to the Board and the Board requested that Mr. Delaney continue his service on the Board for an additional term so that a successor can be identified.  Mr. Delaney agreed to serve another term and is expected to retire at the 2012 Annual Meeting.

The following table contains information with respect to each nominee:

Nominees for Election at the Annual Meeting of Shareholders

			Director
Name	Age	Principal Occupation	Since

Albert T. Adams	60	Partner, Baker & Hostetler LLP	1996

James M. Delaney	76	Consultant	1999

Jeffrey I. Friedman	59	Chairman of the Board, President and Chief Executive	1993
		Officer of the Company
Michael E. Gibbons	58	Senior Managing Director and Principal, Brown Gibbons	2004
		Lang & Company L.P.
Mark L. Milstein	48	Owner, Adam Building Company, LLC	1993

James A. Schoff	65	Consultant	2006

Richard T. Schwarz	59	Limited Partner, Edgewater Capital Partners	1994

Business Experience of Directors

Albert T. Adams has been a partner of the law firm of Baker & Hostetler LLP in Cleveland, Ohio, since 1984, and has been associated with the firm since 1977.

James M. Delaney has served as a consultant to AON Risk Services, a risk management firm, since 1997.  Mr. Delaney served as office managing partner of Deloitte & Touche, Cleveland, Ohio, from 1989 until his retirement in June 1997, having joined its predecessor firm in 1958.

Jeffrey I. Friedman has been Chairman of the Board and Chief Executive Officer of the Company since its organization in July 1993, and served as the Company's President from the Company's organization to February 2000 and again since December 2002.  In 1974, Mr. Friedman joined the Company's predecessor, Associated Estates Corporation, an owner and manager of multifamily residential apartment communities.  Mr. Friedman is the brother-in-law of Mark L. Milstein.

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Michael E. Gibbons has been the Senior Managing Director and Principal of Brown Gibbons Lang & Company L.P., a Cleveland-based investment banking firm, since its inception in 1989.  Mr. Gibbons also currently serves on the Board of Directors of Preformed Line Products, an international designer and manufacturer of overhead and underground network products and systems.

Mark L. Milstein is the owner of Adam Building Company, LLC, a general contractor, and has held various offices with Adam Construction Company, and an affiliated entity, J. Holden Construction, including President and Senior Project Manager, since 1993.  Mr. Milstein is the brother-in-law of Jeffrey I. Friedman.

James A. Schoff provides business consulting and advisory services to a variety of business enterprises. Mr. Schoff served as Special Advisor to the Chairman of Developers Diversified Realty Corporation ("DDR"), a shopping center real estate investment trust, from 2004 until his retirement on December 31, 2010.  Mr. Schoff also served as Executive Vice President and Chief Operating Officer of DDR from 1993 to 1998, Vice Chairman and Chief Investment Officer of DDR from 1998 to 2002, and Senior Investment Officer of DDR from 2002 to 2003.

Richard T. Schwarz has been a limited partner of Edgewater Capital Partners, a private equity investment firm, and a member of its board of operating advisors since July 2003.  In 1998, he co-founded Sycamore Partners LLC, a Cleveland-based investment and advisory firm focused on investing in businesses in northeast Ohio.  Prior to forming Sycamore, he was Director and President of Laurel Industries, Inc., a privately held chemical manufacturer and a subsidiary of Occidental Petroleum Corporation.  Mr. Schwarz is currently Chairman of the Board of Directors of ABS Materials, Inc., a privately held water treatment and environmental remediation company.

The Board of Directors recommends that shareholders vote FOR the nominees for election set forth above.

Board Meetings and Attendance

The Board of Directors held eight meetings in 2010.  In 2010, each member of the Board of Directors attended all of the meetings of the Board of Directors and the committees of which he was a member.  The Company has a policy requiring director attendance at all Board of Directors meetings, absent unusual circumstances.  The Company expects its directors to attend the annual meeting of shareholders (which is usually held the same day as a meeting of the Board of Directors).  Michael E. Gibbons was out of the country and unable to attend the 2010 annual shareholders meeting, however Mr. Gibbons participated telephonically in the meeting of the Board of Directors held that same day.  All of the Company's other directors attended the 2010 annual shareholders meeting.

DIRECTOR COMPENSATION

Employees of the Company who are also directors are not paid any director fees.  Compensation for non-employee directors includes the following:

•	An annual retainer fee of $45,000 paid in quarterly installments;

•

An additional annual retainer fee of $7,500 paid in quarterly installments, to the respective Chairs of the Executive Compensation, Finance and Planning and Nominating and Corporate Governance Committees;

•	An additional annual retainer fee of $15,000 paid in quarterly installments, to the Chair of the Audit Committee; and

•	An additional annual retainer of $7,500 paid in quarterly installments, to the lead director.

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Non-employee directors are eligible for restricted share grants and stock option grants, which may be awarded from time to time by the Board of Directors.  During 2010, each non-employee director received a grant equaling a value on the grant date of $50,000.  Based on the closing price of the Company's common shares at $14.10, each director received a grant of 3,547 restricted shares issued on May 5, 2010.    The Company maintains a non-qualified deferred compensation plan for directors (the "Directors' Deferred Compensation Plan").  Each non-employee director has the opportunity to elect to defer fees earned in cash and/or equity awards into an account.  The amount of fees and equity awards are converted to share units.  These units are valued based on the Company's share price and accrue dividend equivalents.  Distributions from each participant's account are made in accordance with the instructions set forth by the participant at the time he elects to defer his compensation.  Because the value of a director's account balance is determined by reference to the Company's share price and because dividend equivalents received are equal to the dividend declared on the Company's common shares, there are no above-market earnings on deferred compensation account balances.  Distributions from the plan will be settled by issuance of the Company's common shares.

The following table sets forth the compensation paid to the Company's non-employee directors during fiscal year 2010:

	Fees Earned or	Stock
	Paid in Cash	Awards	Total
Name	($)(1)	($)(2)	($)

Albert T. Adams	47,500	50,000	97,500
James M. Delaney	60,000	50,000	110,000
Michael E. Gibbons	52,500	50,000	102,500
Mark L. Milstein	45,000	50,000	95,000
James A. Schoff	50,000	50,000	100,000
Richard T. Schwarz	60,000	50,000	110,000

(1)

In 2010, Messrs. Adams and Schoff elected to defer the fees earned in cash into the Directors' Deferred Compensation Plan.  Share units held for the account of each director under the Directors' Deferred Compensation Plan are disclosed in footnote (2) to the "Security Ownership of Certain Beneficial Owners and Management" table on page 28.

(2)

A grant of 3,547 restricted shares was issued to each non-employee director on May 5, 2010, and the closing price of the Company's common shares on that date was $14.10.  The restricted shares cliff vest entirely on the third anniversary of the grant date.  The amounts reflect the fair value of the award calculated in accordance with accounting principles generally accepted in the United States of America, or GAAP.  Assumptions used in the calculation of these amounts are included in Note 14 of the Notes to the Consolidated Financial Statements included in the Company's Annual Report on Form 10-K, for the year ended December 31, 2010, filed with the Securities & Exchange Commission (the "SEC") on February 23, 2011 (a copy of which is included with the Annual Report to Shareholders that accompanies this proxy statement).  Messrs. Adams, Delaney and Schoff elected to defer their restricted share award into the Directors' Deferred Compensation Plan.  Share units held for the account of each director under the Directors' Deferred Compensation Plan are disclosed in footnote (2) to the "Security Ownership of Certain Beneficial Owners and Management" table on page 28.

The Company has adopted share ownership guidelines for members of the Board of Directors.  The guidelines provide that each director owns Company common shares or common share equivalents having a value at least equal to such director's annual retainer (including committee retainers) and that once that level is achieved, such guidelines shall be deemed to have been satisfied without regard to any fluctuation in value in the Company's common shares.  All of the members of the Board of Directors have met this ownership guideline.

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CORPORATE GOVERNANCE

The Board of Directors adopted Corporate Governance Guidelines to assist the Board of Directors in the exercise of its responsibilities and to serve the best interests of the Company and its shareholders.  A copy of the Company's Corporate Governance Guidelines is posted on the Company's web site, www.AssociatedEstates.com, under "Investors" and a written copy is available to shareholders upon written request to the Company, to the attention of Investor Relations.

Codes of Ethics

Code of Ethics for Senior Financial Officers.  The Company has a Code of Ethics for Senior Financial Officers that applies to the principal executive officer, principal financial officer, principal accounting officer or controller, or other persons performing similar functions (collectively, "Senior Financial Officers") of the Company.  The Code requires Senior Financial Officers to act with honesty and integrity; to endeavor to provide information that is full, fair, accurate, timely and understandable in all reports and documents that the Company files with, or submits to, the SEC and other public filings or communications made by the Company; to endeavor to comply faithfully with all laws, rules and regulations of federal, state and local governments and all applicable private or public regulatory agencies; to proactively promote ethical behavior among peers and subordinates in the workplace and to promptly report to the Audit Committee any violation or suspected violation of the Code of Ethics for Senior Financial Officers.  The Code of Ethics for Senior Financial Officers is posted on the Company's web site, www.AssociatedEstates.com, under "Investors" and a written copy is available to shareholders upon written request to the Company, to the attention of Investor Relations.  Any waiver of any provision of the Code of Ethics for Senior Financial Officers may only be made by the Audit Committee or the Board of Directors and will be promptly disclosed in a filing on Form 8-K with the SEC or, subject to satisfaction of any condition established by the SEC, by posting on the Company's web site.

Code of Business Conduct and Ethics.  The Company has a Code of Business Conduct and Ethics that applies to all employees, officers and directors of the Company.  The Code of Business Conduct and Ethics includes provisions covering compliance with laws and regulations, insider trading practices, conflicts of interest, confidentiality, protection and proper use of Company assets, accounting and recordkeeping, corporate opportunities, fair competition and fair dealing, business gifts and entertainment, payments to government personnel and the reporting of illegal or unethical behavior.  The Code of Business Conduct and Ethics is posted on the Company's web site, www.AssociatedEstates.com, under "Investors" and a written copy is available to shareholders upon written request to the Company, to the attention of Investor Relations.  Any waiver of any provision of the Code of Business Conduct and Ethics granted to an executive officer or director may only be made by the Board of Directors or a Committee of the Board of Directors authorized to do so and will be promptly disclosed as required by applicable laws or New York Stock Exchange ("NYSE") listing standards.

Independent Directors

The Corporate Governance Guidelines adopt criteria for the determination of director independence that are consistent with those of the NYSE listing standards.  The Board of Directors has determined that all of the nominees for director, except for Messrs. Friedman and Milstein, are "independent directors" within the meaning of the NYSE listing standards.  Albert T. Adams is a partner in the law firm of Baker & Hostetler LLP, which has provided (and is expected to continue providing) legal services to the Company; however, the Board of Directors affirmatively determined that Mr. Adams is an "independent director" within the meaning of the NYSE listing standards and that his relationship with Baker & Hostetler LLP does not interfere with his exercise of independent judgment as a director.

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Board Leadership Structure and Executive Session

The current leadership structure of the Company's Board of Directors combines the positions of Chief Executive Officer (the "CEO") and Chairman of the Board of Directors and balances such combination with an independent lead director.  Mr. Friedman currently serves as the CEO and Chairman of the Board of Directors.  As the individual with primary responsibility for managing the Company's day-to-day operations, the Board of Directors believes he is best positioned to chair regular meetings of the Board of Directors and lead discussions regarding long-term strategic plans and principal business issues.  The Board of Directors believes the combined structure, coupled with an independent lead director, ensures that the Board of Directors is presented with the information required for it to fulfill its responsibilities while also providing independent oversight and accountability of management.  The Board of Directors believes that the current leadership structure contributes to making meetings of the Board of Directors as productive and effective as possible.

The non-employee directors of the Board of Directors regularly meet in executive session without management.  The non-employee directors have chosen Mr. Schwarz to serve as independent lead director and to preside at meetings of non-employee directors.  The independent lead director serves as a liaison between the Chairman of the Board of Directors and other directors.

Board Committees

The Board of Directors has an Audit Committee, an Executive Committee, an Executive Compensation Committee, a Finance and Planning Committee, a Pricing Committee and a Nominating and Corporate Governance Committee.  All of the members of the Board of Directors' Audit, Executive Compensation and Nominating and Corporate Governance Committees are independent directors under the NYSE listing standards with respect to such committee membership.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is comprised of Messrs. Schoff (Chairman), Delaney and Schwarz, all of whom are independent.  Mr. Adams was a member of the Committee but resigned from the Committee in March 2010.  All deliberations on matters concerning the nominees presented in this proxy statement were made by the current Committee.  The Nominating and Corporate Governance Committee held three meetings in 2010.  This Committee was formed to assist the Board of Directors in identifying individuals qualified to become members of the Board of Directors; to recommend Board committee structure, membership, and operations; to develop and recommend to the Board of Directors a set of effective corporate governance policies and procedures; to lead the Board of Directors in the review of the Board of Directors' performance; and to review and approve director compensation.

The Nominating and Corporate Governance Committee has not established specific minimum qualifications a candidate must have in order to be recommended to the Board of Directors.  However, in determining qualifications for new directors, it will consider a potential member's qualification as independent under the NYSE listing standards, as well as age, skill and experience in the context of the needs of the Board of Directors.  The Nominating and Corporate Governance Committee does not have a specific policy with respect to its consideration of diversity; however, diversity is one of the many factors that it considers when identifying potential candidates to serve on the Board of Directors.

In evaluating a director candidate, the Nominating and Corporate Governance Committee considers factors that are in the best interests of the Company and the Company's shareholders.  Each of the members of the Board of Directors was chosen to be a director because the Board of Directors and the Nominating and Corporate Governance Committee believe that he has demonstrated leadership or governance experience, specific industry knowledge or expertise and good judgment and integrity.  The Board and the Committee believe that these skills and qualifications combined with each director's diverse background and ability to work in a positive and collegial fashion benefit the Company and the Company's shareholders by creating a strong and effective Board of Directors.  Set forth below are the conclusions reached by the Nominating and Corporate Governance Committee with respect to each member of the Board of Directors:

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Mr. Friedman has been with the Company for over 35 years.  He provides the Board of Directors with an extensive understanding of the Company's business, strategy, markets, competitors, financial position, operational issues and regulatory requirements.  Mr. Friedman has demonstrated his leadership experience as Chairman of the Board and CEO of the Company since its organization in 1993.  He is also active in several industry-specific professional organizations and other community activities. Mr. Friedman earned a Bachelor of Science degree from The Ohio State University.

Mr. Adams brings the Company broad experience from a career focused on corporate finance, real estate and business transactions.  In addition to his law degree, Mr. Adams received a MBA from Harvard Business School and was a teaching fellow in Economics at Harvard College.  Utilizing a combination of legal and business skills, he has extensive experience in advising companies with respect to capital market activity, business combinations and corporate governance.  Mr. Adams has served as a director or trustee of numerous private, charitable and civic organizations.  He has also served as a director of six publicly-held companies, including five publicly-held real estate investment trusts.  During his tenure as a director of publicly-held real estate investment trusts, Mr. Adams served as a member and chairman of three corporate governance committees; a member of three, and a chairman of one, compensation committees; and a member and chairman of one audit committee.

Mr. Delaney has a distinguished background in public accounting.  Mr. Delaney earned a degree in Business Administration and a Masters in Accounting from Michigan State University and has been a CPA for over 40 years.  He had a leadership and management role as the former managing partner of the Cleveland, Ohio office of Deloitte & Touche.  Mr. Delaney has served on Accounting Principal and Financial Reporting Committees of the Ohio Society of CPAs.  He has also served as the Chair of Accounting Advisory Committees of several universities, including Case Western Reserve University, Kent State University and The University of Akron.  He qualifies as an audit committee financial expert under SEC regulations.  Mr. Delaney has also served for several years as a consultant to AON and has experience in risk assessment and management.

Mr. Gibbons brings extensive leadership and governance skills to the Board of Directors from his role as senior managing director and principal of Brown Gibbons Lang & Company, an investment banking firm.  He is a co-founder and chairman of Global M&A United States and is a former chairman of Global M&A.  He is involved on several advisory committees, boards of trustees and not-for-profit boards.  Mr. Gibbons has also served on the board of directors of two other publicly traded companies, LESCO, Inc. and Preformed Line Products ("PLP"), and currently serves as chairman of the audit committee of PLP.  He earned a Bachelor of Science degree from Kenyon College, a law degree from Cleveland State University and a master's degree from Case Western Reserve University.

Mr. Milstein has considerable experience in real estate development and investment and holds a Bachelor of Arts degree and a MBA from Southern Methodist University.  As a project manager for a general construction company, he is knowledgeable about all aspects of rehabilitation and construction, with a focus on multifamily projects.  He is a significant shareholder of the Company, has served on the Board of Directors of the Company since its organization in 1993 and provides a historical perspective of the Company's business and strategic challenges.

Mr. Schoff brings valuable industry-specific knowledge, leadership and corporate governance experience to the Board of Directors.  Mr. Schoff earned a bachelor degree from Hamilton College and a law degree from Cornell University College of Law.  He practiced law for several years specializing in the acquisition and syndication of real estate properties prior to joining DDR, a publicly traded real estate investment trust.  Mr. Schoff was the Chief Operating Officer at DDR and is familiar with all aspects of operation, including human resources, compensation, information technology and enterprise risk management.  Mr. Schoff also was in charge of the acquisitions and divestiture program for DDR and its joint ventures.  He has served on the boards of DDR and AIP, a publicly-traded real estate investment trust, and the audit committee of AIP.  He has also served as a director and as chairman on several not-for-profit boards.

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Mr. Schwarz contributes extensive knowledge regarding business investment, management and development to the Board of Directors.  Mr. Schwarz holds a Bachelor of Science degree from The Ohio State University and a MBA from Case Western Reserve University.  He has over 35 years of business experience as an entrepreneur, executive and private equity investor, most recently with Edgewater Capital Partners.  He has experience in management consulting and recruiting, and the development and retention of effective management personnel.  Mr. Schwarz also has extensive relevant corporate governance experience having served on the boards of, or as consultant to, several companies.  He is currently the chairman of the board of directors of ABS Materials, Inc.

The Nominating and Corporate Governance Committee recommends a slate of nominees to the Board of Directors for election by shareholders at the Company's annual meeting.  Although the Nominating and Corporate Governance Committee may retain a board search consultant to supplement the pool of Board of Directors candidates, it has not engaged a consultant at this time.

The Nominating and Corporate Governance Committee will consider suggestions forwarded by shareholders to the Secretary of the Company concerning qualified candidates for election as directors.  To recommend a prospective nominee for the Nominating and Corporate Governance Committee's consideration, a shareholder must submit the candidate's name and qualifications to the Company's Secretary, Bradley A. Van Auken, at the following address:  1 AEC Parkway, Richmond Heights, Ohio 44143.

The Nominating and Corporate Governance Committee recommended to the Board of Directors each of the nominees identified in "Proposal One: Election of Directors" on page 4.  The Company's Corporate Governance Guidelines generally provide that no director may be nominated for election to the Board if he or she would be age 76 or older at the time of the election; provided, however, that the Board is vested with the discretion to waive the retirement age on a case-by-case basis.  Although Mr. Delaney will be 76 at the time of election, the Nominating and Governance Committee recommended to the Board and the Board requested that Mr. Delaney continue his service on the Board for an additional term so that a successor can be identified.  Mr. Delaney agreed to serve another term and is expected to retire at the 2012 Annual Meeting.

A current copy of the Nominating and Corporate Governance Committee's charter is available to shareholders on the Company's web site, www.AssociatedEstates.com under "Investors" and a written copy is available to shareholders upon written request to the Company, to the attention of Investor Relations.

Audit Committee

The Audit Committee is comprised of Messrs. Delaney (Chairman), Gibbons and Schwarz, all of whom are independent as required by Section 10A of the Securities Exchange Act of 1934 and NYSE listing standards.  Mr. Delaney, a retired partner of Deloitte & Touche, chairs the Audit Committee.  The Board of Directors has determined that Mr. Delaney is a "financial expert" within the meaning of Item 401 of Regulation S-K under the federal securities laws.  The Audit Committee held nine meetings in 2010.

The Audit Committee is responsible for assisting the Board of Directors in overseeing the following primary areas: (i) the integrity of the financial statements of the Company, (ii) the Company's compliance with financial, legal and regulatory requirements, (iii) the Company's independent auditor's qualifications, independence and engagement, and (iv) the performance of the Company's internal audit function and independent auditors.

In addition, the Audit Committee reviews the scope of audits as well as the annual audit plan, evaluates matters relating to the audit and internal controls of the Company and reviews and approves all non audit and audit related services for which our independent registered public accounting firm is engaged. The Audit Committee holds separate executive sessions, outside the presence of senior management, with the Company's independent auditor and the Company's senior internal audit officer.

A current copy of the Audit Committee's charter is available to shareholders on the Company's web site, www.AssociatedEstates.com, under "Investors" and a written copy is available to shareholders upon written request to the Company, to the attention of Investor Relations.

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Report of the Audit Committee

The Audit Committee reviews the Company's financial reporting practices on behalf of the Board of Directors.  Management is responsible for the financial statements and the reporting process, including the system of internal controls.  The independent registered public accounting firm is responsible for expressing an opinion on the conformity of those audited financial statements with GAAP and for issuing an opinion on the effectiveness of internal controls over financial reporting.

The Audit Committee has:

•

Reviewed and discussed with the Company's management and the Company's independent registered public accounting firm the audited financial statements of the Company contained in the Annual Report on Form 10-K for the year ended December 31, 2010;

•

Discussed with the Company's independent registered public accounting firm the matters required to be discussed pursuant to Statement of Accounting Standards No. 61 (Codification of Statements on Auditing Standards, AU Section  380), which includes, among other items, matters related to the conduct of the audit of the Company's financial statements; and

•

Received and reviewed the written disclosures and the letter from the Company's independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board (regarding the independent registered public accounting firm's communications with the Audit Committee concerning such firm's independence) and discussed with the independent registered public accounting firm the independent registered public accounting firm's independence.

Based on the reviews and discussions described in the preceding bulleted paragraphs, the Audit Committee recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2010, be included in the Company's Annual Report on Form 10-K filed with the SEC.

Audit Committee

James M. Delaney, Chairman

Michael E. Gibbons

Richard T. Schwarz

Finance and Planning Committee

The Finance and Planning Committee, which consists of Messrs. Adams, Friedman, Gibbons (Chairman), Milstein and Schoff, assists the Board of Directors in matters relating to strategic planning and overall debt and capital structure of the Company.  The Finance and Planning Committee held two meetings in 2010.

A current copy of the Finance and Planning Committee's charter is available to shareholders on the Company's web site, www.AssociatedEstates.com, under "Investors" and a written copy is available to shareholders upon written request to the Company, to the attention of Investor Relations.

Executive Committee

The Executive Committee, which consists of Messrs. Adams, Friedman (Chairman) and Milstein, possesses the power of the Board of Directors in the management of the business and affairs of the Company (other than filling vacancies on the Board of Directors or any of the Board of Directors' committees) during intervals between meetings of the Board of Directors.  The Executive Committee held four meetings in 2010.

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Pricing Committee

The Pricing Committee, which consists of Messrs. Adams, Friedman (Chairman) and Gibbons, establishes the price of securities issued by the Company upon consummation of the subject securities offerings that have been authorized by the Board of Directors.  The Pricing Committee held three meetings in 2010.

Executive Compensation Committee

The members of the Executive Compensation Committee (the "Committee") are Messrs. Delaney, Schoff and Schwarz (Chairman), all of whom are independent. The Committee held five meetings in 2010.

The Chairman of the Committee establishes the agenda for each Committee meeting with the assistance of the CEO and the Vice President of Human Resources.  Meetings are attended by Committee members, as well as the CEO, the Vice President of Human Resources, external legal counsel and, from time to time, a third party compensation consultant.  At each meeting, the Committee has the opportunity to meet in an executive session, absent the CEO and the Vice President of Human Resources.  The Chairman of the Committee is responsible for updating the Board of Directors on all matters related to the executive compensation program.  The Committee has the authority to engage third party consultants to provide guidance and recommendations on matters related to the executive compensation program and may also delegate certain responsibilities related to administering the executive compensation program.

The Committee is responsible for assisting the Board of Directors in overseeing the following primary areas:

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Reviewing and approving the goals and objectives relevant to the compensation of the CEO and the Company's other elected officers and other officers who, together, comprise the five most highly compensated employees of the Company and ensuring those goals are aligned with the Company's short and long-term objectives;

•	Reviewing, at least annually, the structure and compensation opportunities available under the Company's executive and employee compensation plans in light of the Company's goals and objectives;

•	Reviewing and approving salary, annual and long-term incentive compensation targets, performance objectives and payments for the executive officers of the Company;

•	Establishing the contribution and earnings rates under the Company's Supplemental Executive Retirement Plan on an annual basis;

•

Evaluating, at least annually, the performance of the executive officers in light of the Company's strategic plan and the goals and objectives of the Company's executive compensation plans and establishing future compensation levels based upon this evaluation;

•

Reviewing and approving grants and awards to the executive officers and other participants under the Company's equity-based compensation plans based on achievement of pre-determined goals and objectives;

•	Reviewing and approving any employment agreements and severance agreements to be made with any existing or prospective executive officer of the Company; and

•	Reviewing other broad-based human resources programs for employees as deemed appropriate by the CEO or as requested by the Board of Directors.

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A current copy of the Committee's charter is available to shareholders on the Company's web site, www.AssociatedEstates.com, under "Investors" and a written copy is available to shareholders upon written request to the Company, to the attention of Investor Relations.

Board's Role in Risk Management Oversight

The Board of Directors oversees the Audit Committee, which has the largest role in risk management oversight.  The Audit Committee reports regularly to the full Board of Directors with respect to actions taken and matters discussed by the Audit Committee, including any items that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal and regulatory requirements, the performance and independence of the Company's independent auditors and the performance of the internal audit function.  With respect to risk related to compensation matters, the Compensation Committee considers, in establishing and reviewing the Company's executive compensation program, whether the program encourages unnecessary or excessive risk-taking.  The Compensation Committee periodically reviews the Company's compensation policies and practices with respect to risk and periodically reports to the full Board of Directors.  The Company's Board leadership structure facilitates the effectiveness of the risk oversight process by having an experienced Chairman and Chief Executive Officer who has extensive knowledge of and experience with the risks that the Company faces.  In addition, each of the committees of the Board that has a risk oversight function is composed entirely of independent directors, which the Board believes also enhances risk oversight.

EXECUTIVE COMPENSATION

Executive Compensation Discussion and Analysis

Objectives of the Executive Compensation Program

The executive compensation program supports the Company's commitment to creating shareholder value, achieving performance objectives, executing the Company's strategic plan, attracting and retaining top organizational contributors and linking executives' pay to their ability to influence financial and organizational objectives, with a dual focus on the Company's current priorities and long-term goals.

2010 Executive Summary

Compensation Committee's 2010 Compensation Planning

The Committee took the following actions in establishing executive compensation for 2010:

•

In a continued effort to control costs in an uncertain economy and to remain conservative with respect to compensation expense, the Committee determined not to increase base salaries for the executive officers for 2010.  Executive officers salaries were maintained at the amounts set for 2008 and 2009.

•

In the fall of 2009, the Committee believed that the uncertainty relating to the business environment, the financial markets and the recessionary conditions that began in late 2008 and continued throughout 2009 made forecasting of any specific performance targets difficult. Through 2008, performance metrics for determining incentive compensation were formulaically tied to the Company's approved budgets.  In establishing both the annual incentive compensation for 2010 and the single year component of the long-term incentive plan, the Committee determined that it would make such awards on a discretionary basis as it had for 2009. The Committee identified certain metrics that it would focus on for measuring performance. They included same community net operating income (NOI), physical occupancy, property operating margins, interest coverage, fixed charge coverage, compliance with the strategic objectives established in the Company's strategic plan, total shareholder return, and relative performance when compared to the other publicly traded apartment real estate  investment  trusts (REITs).   The Committee reviewed the Company's performance on a quarterly basis

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and tracked performance against these metrics, but did not establish specific performance targets or assign a weighting to such metrics.  The Committee met each quarter after financial results had been presented to and reviewed by the Audit Committee and determined the appropriate accruals for annual incentive compensation and the single year component of the long-term incentive plan after reviewing the results and considering all of such performance metrics as compared to its budgets and the results of its peers. The quarterly meetings give the Committee an opportunity to provide constructive feedback to management.

2010 Financial Performance and Highlights

Fiscal 2010 was a year of significant achievements for the Company.  In addition to continued improvement and growth in property net operating income, the Company was able to significantly improve its balance sheet, grow through acquisitions and reposition itself in the market by substantially increasing its market capitalization.  The following are highlights of 2010 performance that impacted the Committee's decisions with respect to 2010 compensation:

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Same community NOI for 2010 was $73.8 million, which represented an increase of 0.8% as compared to 2009, but was substantially better than the 2.5% to 4.0% decline management expected at the beginning of the year.   The results were second only to Home Properties among the publicly traded apartment REIT peer companies in 2010.  The Company also achieved the highest year-over-year same community percentage increase in revenues among its peer group.

•	The Company achieved the greatest Total Shareholder Return among all public apartment REITs for the three and five year periods concluding December 31, 2010.

•

The Company completed three equity offerings during 2010 issuing an aggregate of 23,575,000 common shares at an average price of $12.82 per share.  Net proceeds from the offerings were approximately $289 million.

•

The issuance of additional equity combined with an increase in the market price of the common shares in 2010 resulted in the Company increasing its market capitalization by more than 336% from approximately $187.9 million at the close of 2009 to approximately $632.7 million at year-end 2010.

•

The Company used the proceeds of the offerings to repay $57 million of debt and redeem all outstanding trust preferred securities and preferred shares, which totaled $25.8 million and $48.3 million, respectively.  The remaining proceeds were used to partially fund acquisitions.

•	Fixed charge and interest coverage ratios improved to 1.85 and 1.97, respectively, at the end of 2010 as compared to 1.53 and 1.72, respectively, at the end of 2009.

•

The Company acquired $255 million of properties, including three properties in northern Virginia and one property in Dallas, Texas.  The Company also entered into a joint venture agreement to develop a property in Nashville, Tennessee.

The Board of Directors commended the management team's leadership in navigating the Company through a very difficult economic time in 2008 and 2009, which positioned the Company to create and benefit from opportunities in 2010.  The Compensation Committee believes that the Company's activities in 2010 not only created significant value for Company shareholders during 2010, but also expects they will enhance shareholder return in the long-term.

The Committee, after consideration of the Company's performance and the contributions of the members of the management team, determined to award the annual incentive bonuses and the single year component of the long-term incentive plan at 140% of target.  Had the targets for these bonuses been established pursuant to a formulaic approach (similar to those established in prior years), the payout for these metrics would have been paid at maximum (150% if target).

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2011 Compensation Committee Actions

In order to further align executive compensation with Company performance and the interests of executive officers with those of shareholders, the Committee implemented the following measures for 2011 incentive compensation and incentive compensation generally:

•

Recognizing the trend towards stabilization of the multifamily housing industry, the Committee returned to a formulaic approach to incentive compensation for 2011 by establishing performance targets for the annual incentive plan and the single year component of the long-term incentive plan as performance relative to the Company's 2011 operating budget as approved by the Board; these targets will operate to reward the management team for progress towards the Company's strategic goals of increasing property NOI and maintaining a strong balance sheet.

•

Added a "clawback" provision for equity awards related to performance periods beginning January 1, 2011 that requires an award recipient to disgorge amounts received if the Company is required to restate its financial statements and the Committee determines wrongdoing on the part of such recipient.

•

Enhanced the definition of a "change in control" triggering an acceleration of vesting of equity awards under the terms of the 2011 Equity-Based Award Plan (being submitted to shareholders for approval) such that awards will vest prior to their originally prescribed vesting dates only if a change in control occurs and the recipient's employment with the Company or its successor is terminated without cause or the recipient resigns for good reason during the two-year period following the change in control.

Overview of Executive Compensation

Program Design

The Committee has overall responsibility for establishing, implementing and monitoring the executive compensation program for the executive officers named in the Summary Compensation Table and approving individual equity and cash awards under the program.  The key components of the Company's "named executive officers" executive compensation program are base salary, annual incentives, longer-term share-based incentives and retirement and welfare benefits.  Each of these components operates within an integrated total compensation package to ensure that executives are compensated equitably, both from an internal and external perspective.

The integrated total compensation package is intended to provide target compensation to the Company's named executive officers near the median to 75th percentile of the asset-based peer group which is comprised of apartment REITs, described in the introduction to the summary compensation table on page 21, and to provide opportunities for executives to earn incentive-based compensation driven by the accomplishment of performance expectations also described in the introduction to the summary compensation table on page 21.  The Committee believes the executive compensation program, in total, reflects the competitive market practices of the asset-based peer group.

The Committee reviews the overall executive compensation program and each executive's compensation package at least twice annually.  A number of factors influence the Committee's decisions in recommending and implementing adjustments to the executive compensation framework and each executive's compensation package.  These factors include a competitive peer group analysis, individual performance, range of responsibilities relative to the Company's business plan, internal pay equity, demonstrated individual competencies, value and contribution to the organization, experience and professional growth and development.  The peer group analysis is conducted by comparing each element of each executive's compensation package and total remuneration to the compensation delivered to executives in similar positions within the peer group.  Total executive compensation is intended to approximate the median among the asset-based peer group.  This analysis is prepared with the help of the independent consultant identified below and the Company's Vice President of Human Resources and reflects compensation data as disclosed in most recent proxy statements and the consultant's proprietary database.

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We have made an election to qualify as a real estate investment trust under the Internal Revenue Code, and as such generally will not be subject to federal income tax.  Thus, the deduction limit for compensation paid to our Chief Executive Officer and the three other most highly compensated executive officers of a public company contained in Section 162(m) of the Internal Revenue Code is not material to the design and structure of our executive compensation program.

The Committee believes the executive compensation program, in total, reflects the competitive market practices of the asset-based peer group.

Independent Consultant

The Committee has engaged FPL Associates, a nationally recognized consulting firm to: (i) assist the Committee with identifying the members of its peer group, which were selected using a number of factors such as total assets, market capitalization, number of multifamily units and number of full-time equivalent employees; (ii) assess the overall framework of the Company's executive compensation program; and (iii) make recommendations for an executive compensation program that are consistent with the Company's compensation philosophy and objectives.  The Committee also relied upon the consultant's expertise for guidance and recommendations in establishing the overall compensation structure and individual compensation opportunities that were in place during 2010 including the design, development and implementation of a long term incentive plan over a three year measurement period.  FPL Associates does not provide any other services to the Company.

Interaction with Board and Other Board Committees

The Committee works in concert with the Finance and Planning Committee to ensure that management is being incentivized in a manner consistent with the achievement of the Company's strategic objectives.  In the past two years, the Committee has met and received information quarterly to track the Company's performance to provide feedback and to allow the Company to establish appropriate accruals for incentive compensation.

The Committee reports to the Board with respect to the design and implementation of executive compensation and receives input from the full board with respect to the performance of management.

Role of Management

The Committee works closely with the Vice President of Human Resources who provides information and data at the request of the Committee and reports to the Committee at each meeting.  The Committee also relies upon input from the CEO to ensure that the other executives are in agreement that the objectives related to the annual and long-term incentive plans are not only realistic but also challenging and motivating.  The Committee also relies upon the CEO to update it on the individual performance of each executive and may also seek the CEO's recommendations for compensation adjustments delivered to each executive based on his performance, influence on the results of the organization and professional development.

Elements of the Executive Compensation Program

Base Salary

Base salary serves as the cornerstone for the executive compensation program and recognizes the relative value that an individual's contribution brings to the Company.  Base salaries are intended to approximate the 25th percentile up to the median among the asset-based peer group as described later in this document.  None of the named executive officers received base salary adjustments for 2010.

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Annual Incentives

Annual incentives emphasize pay for performance and serve as a key means of driving the Company's current objectives and priorities.  The Committee determines specific target levels of annual incentive compensation for the five most highly compensated officers ("Officers"), which includes the four named executive officers.  Individual target awards were determined based on a peer group compensation analysis and are intended to provide award opportunities that approximate the median of the asset-based peer group.  Threshold and high opportunities range from 50% to 150% of target, respectively.  In 2010, target annual incentive opportunities based on a percentage of base salary were established for each executive officer as follows:  Jeffrey I. Friedman, CEO - 130%; Lou Fatica, Vice President, Treasurer and Chief Financial Officer - 60%; Martin Fishman, Vice President and General Counsel - 50%; and John Shannon, Senior Vice President of Operations - 80%.

Officers are rewarded based on the Company's performance for the fiscal year, contributions by the executive to the business unit for which the executive oversees, and their individual performance as determined by the CEO (except that the Committee determines the level of individual performance by the CEO).  As previously discussed, in 2010, annual incentive awards for the Officers were determined at the discretion of the Committee.  With respect to Company performance, the Committee considered the following measures: same community NOI; physical occupancy; property operating margins; fixed charge coverage; interest coverage; total shareholder return (actual and relative); financing activity; performance against budget; execution of strategic objectives; leverage ratios; funds available for distribution; and adjusted funds from operations.  No specific targets or weightings among the aforementioned performance metrics were established.

The Committee considered the role of each officer and the role each officer had on the Company's 2010 achievements, which included: three successful equity offerings attracting new capital and investors to the Company, four acquisitions, commencing a development project, strengthening the balance sheet by reducing debt and growing same community NOI.  More specifically, the Committee found that Mr. Friedman effectively led the management team by keeping the focus on core operations while accessing the capital markets, managing risk, geographically diversifying and improving the balance sheet.  Mr. Fatica played a key role in the successful completion of the equity offerings, the renegotiation of the Company's credit facility, laddering debt maturities, expanding analyst coverage and enhancing information systems to provide pertinent and timely data to operations.  Mr. Fishman helped control expenses by managing the Company's insurance costs and real estate tax liability.   Mr. Shannon effectively managed property operations to maximize property NOI, identified acquisition opportunities in desirable markets and maintained continuity throughout all levels of property operations in a very challenging environment.

The Committee reviewed the Company's operating results each quarter and assessed management's performance throughout the year.  Actual 2010 results were reviewed and confirmed by the Company's Audit Committee prior to the Committee approving the award payouts.  The Committee determined that an annual incentive payout was appropriate for the Company's named executive officers because of the Company's exceptional performance and the achievements of the management team.  The average of the annual incentive percentages for corporate business unit and individual objectives for Messrs. Friedman, Fatica, Fishman and Shannon was delivered at 138%, 138%, 104%, and 138% of target, respectively.  Award payouts were delivered in cash on February 18, 2011.

Long-Term Incentives

Long-term incentives emphasize pay for performance and are linked to both the longer-term, strategic objectives of the Company and the long-term interests of shareholders.  The Committee believes that equity-based awards create stronger links to shareholder returns, reward long-term performance and help to attract and foster the retention of executives who are in a position to most directly influence the long-term success of the Company. Long-term incentive awards align executives' interests with those of shareholders by reinforcing an ownership mentality and the importance of providing competitive long-term total returns to shareholders.

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The Company's long-term incentive plan ("LTIP") is comprised of two components: a single-year component and a multi-year component.  Generally, the single-year component is based on metrics that are consistent with the Company's strategic plan, for example, same community NOI growth over a one-year period and focus on interest coverage and fixed charge coverage ratios.  The multi-year component of the LTIP focuses on Company performance over a three-year period, measured by absolute and relative total shareholder return, as well as continued employment with the Company. Metrics for the multi-year component are established every three years and were last established in January, 2010 for the years 2010, 2011 and 2012.

The portion of an executive's total remuneration that is delivered through long-term compensation is determined by reviewing the asset-based peer group analysis, which is prepared by the compensation consultant based on the most recent proxy data and the consultant's proprietary database, individual performance, range of responsibilities relative to the Company's business plan and contribution by the executive and his division to the organization and the financial results.  The peer group analysis is used not only as a guideline for determining appropriate target long-term award opportunities, but also to ensure that the mix of total compensation delivered to each executive is competitive with similar positions within the peer group.  In addition, in 2010, the peer group analysis was also used to analyze the methods of payment (such as the use of cash, stock options and restricted shares) to reward long-term performance.

The Committee established the terms of the single-year component for 2010 in February of 2010 after review and consideration of the competitive asset-based peer group analysis and the recommendations of the compensation consultant.  Similar to the annual incentive described above, the Committee determined that for 2010, the single-year long-term incentive earned by each officer would be determined at the discretion of the Committee, and amounts awarded would be based on an assessment of corporate performance against the following metrics: interest coverage and fixed charge coverage financial ratios and same community NOI over a one-year period.  The Committee established the 2010 single-year LTIP target opportunity for Messrs. Friedman, Fatica, Fishman, and Shannon at 110%, 60%, 30% and 80% of base salary, respectively.

As with the annual incentive described above, the Committee reviewed the Company's operating results each quarter and assessed management's performance throughout the year.  Actual 2010 results were reviewed and confirmed by the Company's Audit Committee prior to award payouts.  The single-year LTIP for Messrs. Friedman, Fatica, Fishman, and Shannon was delivered at 140% of target for each executive.  Awards were delivered in restricted shares and the number of shares granted to each executive was determined using the closing price of the Company's common shares on February 2, 2011.

The multi-year component of the LTIP for 2010-2012 was established in 2010 as a percentage of 2010 base salaries and covers a three-year performance period that concludes on December 31, 2012.  The multi-year long-term component focuses on three-year absolute total shareholder return (60% of the award), three-year relative total shareholder return (15% of the award) and continued employment with the Company (25% of the award).

Total shareholder return ("TSR") threshold, target and maximum objectives were established at the beginning of the three-year measurement period and a grant of restricted shares was issued at that time.  Performance objectives related to both the absolute and relative TSR will be evaluated at the end of the three-year period and, if achieved, the shares will vest entirely one year after the conclusion of the three-year measurement period. If total shareholder return objectives are not met, only the portion of shares that is attributable to continued employment will be awarded between Threshold and Maximum upon approval by the Committee. The amount of any time based awards shall be determined for each individual at the discretion of the Committee.   Restricted shares have voting rights and dividends accrue and earn interest at a rate determined by the Committee during the restricted period. Only the dividends and accrued interest attributable to shares that vest will be paid when shares vest.

The Committee established the 2010 multi-year LTIP annualized opportunity target, expressed as a percentage of 2010 base salary, for each of the executive officers as follows:  Jeffrey I. Friedman - 104%; Lou Fatica - 40%; Martin Fishman - 25%; and John Shannon - 50%; and Threshold and Maximum opportunities range from 50% to 150% of target, respectively.   Grants under the multi-year component are issued and metrics and objectives are established every three years.

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2010 Equity-Based Award Plan Incentives

All equity compensation awards that were granted to executives in connection with the long-term incentive programs described above are governed by the terms and conditions of the Company's 2008 Amended Equity-Based Award Plan.  The Company's equity-based plan provides executive officers and other key employees of the Company the opportunity to earn equity-based incentives, including common shares.  Awards made under the plan may be in the form of stock options, restricted shares or other equity-based awards.  Stock options are granted with an exercise price that is equal to the current fair market value of the Company's shares on the date of the grant and will only be of value to the extent the Company's share price increases over time.  Currently, the number of stock options that can be granted to an executive is capped at 125,000 stock options per annum.    Generally, stock options and restricted share awards will vest in installments over no less than a three-year period or following achievement of performance objectives.

The Committee generally issues equity awards at its February meeting.  These awards are granted in conjunction with approval and payouts of the single-year long-term incentive component and also in conjunction with establishing objectives under the multi-year long-term incentive component as previously described.  The number of restricted shares that are granted to each executive is determined based on dividing the cash value of the award by the closing price of the Company's common shares on the date of grant.  The cash value of the award is determined as a percentage of base salary for the long-term incentive plan.  The Committee also has the discretion to grant equity-based awards in addition to those awards made in conjunction with the long-term incentive plans as it deems appropriate.  The Committee did not grant any such additional awards in 2010.

The Committee has delegated authority to the CEO to award grants of equity compensation from a discretionary pool to non-executive employees for purposes of fostering retention, rewarding performance or in conjunction with an offer of employment.  Fifty-thousand shares were initially allocated to this pool.  Twenty thousand options were awarded in conjunction with the hiring of Bradley Van Auken as General Counsel during 2010.  The Committee authorized adding 20,000 additional shares and 50,000 remain available for future grants as of December 31, 2010.

Non-Qualified Deferred Compensation Plan

The Company has established the Associated Estates Realty Corporation Elective Deferred Compensation Program (the "Plan").  The Plan is an unfunded, non-qualified deferred compensation program that is subject to the provisions of Section 409A of the Internal Revenue Code.  Eligibility under the Plan is determined by the Committee or its designee.  Currently, each appointed or elected officer of the Company is eligible to participate in the Plan.

The Plan permits deferral of up to 90% of base salary and up to 100% of annual incentive payments delivered in cash.  An individual bookkeeping account is maintained for each participant.  Participants are provided a number of measurement funds from which they may select to determine earnings, which may be, but are not required to be, the same as those offered under the AERC 401(k) Savings Plan and Trust.  Deferrals of base salary and incentive payments (other than restricted shares, discussed below) are fully vested at all times.

The Plan also permits the deferral of restricted shares.  Restricted share deferrals are reflected in a separate bookkeeping account for each individual as share equivalent units.  Dividend credits are made to such account in the form of share equivalent units.  Distribution of amounts reflected by such share equivalents shall be made in the form of shares.  The vesting of share equivalent units occurs on the same schedule as the restricted shares that have been deferred.

The Plan allows for in-service and separation sub-accounts to permit election of distribution at either a specified date or following separation.  Payment of each deferral under the Plan may be in the form specified in the participant's election and may be in the form of a lump sum or annual installments over a period not to exceed four years.  Payment of each deferral under the Plan is made on account of separation from service, death, or disability, or at a time specified by the participant, within the parameters set forth in the Plan.  Re-deferral elections are permitted within the parameters set forth in the Plan.  Accounts are distributed upon a change of control and distribution due to unforeseen financial hardship is also possible.

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Supplemental Executive Retirement Plan

The Company established a Supplemental Executive Retirement Plan (the "SERP").  As part of the redesign of the Company's compensation program in 2007, the Committee determined to limit additional contributions to the SERP to those participants that had vested accounts.  Consequently, effective January 1, 2007, additional contributions to the SERP will only be made for Messrs. Friedman and Fishman; however, the account balances for Messrs. Fatica and Shannon will continue to earn interest.  Effective January 1, 2011, no additional contributions will be made to the account of Mr. Fishman except for interest earnings as required in Mr. Fishman's employment agreement.

Pursuant to the SERP, the Company makes a contribution to the account of certain of the participating officers at the end of each plan year.  The Committee establishes the contribution rate, which was 6% of eligible earnings for 2010 (including base salary and cash payments under the annual incentive plan).  The account balances are treated by the Company as an unfunded liability until the benefits are paid.  The account balances earn interest each year at a rate that is set by the Committee prior to the beginning of each plan year.  Under the terms of the SERP, the interest rate paid on the account balances was determined by taking into consideration the Company's weighted average cost of capital.  The interest rate was 8.3% for 2010.

Each participant's SERP account vests when the participant turns 55 years of age.  In the event of a change in control (as defined in the SERP), the Company must make a cash contribution to an irrevocable "rabbi trust" in an amount necessary to fully fund the SERP accounts within thirty days of the change in control.

Employment Agreement

The Company has an employment agreement with Jeffrey I. Friedman to serve as the Company's President and CEO.  This agreement, dated January 1, 1996, as amended, had an initial term of three years and is automatically extended for an additional year at the end of each year of the agreement, subject to the right of either party to terminate by giving one year's prior written notice.  Under the agreement, Mr. Friedman must devote his entire business time to the Company.  The agreement provides for an annual base salary, which may be increased from time to time.  Mr. Friedman's base salary was set at $487,479 in February of 2007 and was not increased for 2008, 2009 or 2010.  Mr. Friedman's employment agreement also provides for services of a full-time bookkeeper and assistant for Mr. Friedman's business and personal matters and other benefits related to the performance of his duties.  Mr. Friedman's employment agreement also addresses severance payments that may be due to him under certain termination scenarios.  These provisions are discussed under "Potential Payments Upon Termination and Change in Control."  In addition, Mr. Friedman's employment agreement also includes non-competition and non-solicitation provisions that apply for a period of three years after the termination of his agreement.

Severance

The Company has a policy of paying severance to each of the executive officers named in the Summary Compensation Table, other than Mr. Friedman (whose severance payment is governed by his agreement with the Company), if the Company terminates such executive officer without cause.  This policy and potential payments under this policy are further explained under "Potential Payments Upon Termination and Change in Control."

Report of the Executive Compensation Committee

The Committee has reviewed and discussed with the Company's management the Executive Compensation Discussion and Analysis set forth above.  Based on the review and discussions noted above, the Committee recommended to the Board of Directors that the Executive Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2010, for filing with the Securities and Exchange Commission.

Executive Compensation Committee

Richard T. Schwarz, Chairman

James M. Delaney

James A. Schoff

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Compensation Risk Assessment

The Company reviewed its compensation programs to determine whether they encourage employees to take unnecessary or excessive risks that could have a material adverse effect on the Company's business and the Company determined that they do not.  This conclusion is supported by the Company's practice of including both single and multiple year components within the Company's equity-based long term incentive plan that rewards employees with equity ownership in the Company over an extended period of time. The Company believes its programs are appropriately designed to incent employees to achieve its corporate goals, but not in a way that poses unnecessary or excessive material risk to the Company.

Summary Compensation Table

The following table summarizes the compensation earned during fiscal year 2010 by the Company's CEO, Chief Financial Officer and each of the Company's other executive officers (each, a "named executive officer" and, collectively, the "named executive officers").

Total compensation opportunities for each executive are established based on a comprehensive review of similar positions within the Company's peer groups.  Each executive's target opportunity is intended to align his compensation near the median to 75th percentile of the peer groups, depending on performance against pre-established goals and objectives.  In addition, each executive's mix of total compensation is based on the mix of compensation for similar positions within the peer groups.  Compensation opportunities for the Company's executives in 2010 were determined using 2009 peer group proxy data.  Two peer groups were identified:  an asset-based peer group and a sized-based peer group.  Compensation opportunities are intended to align with the median to 75th percentile of the asset-based peer group while the size-based peer group is used as a secondary benchmark to ensure pay levels are appropriate and competitive.  At the time the peer group analysis was conducted, the asset-based peer group consisted of eight public REITs that were chosen because of each company's focus on multifamily properties and after considering each company's market capitalization and number of full time employees.  The asset-based peer group included: BRE Properties, Inc., Camden Property Trust, Colonial Properties Trust, Essex Property Trust, Inc., Home Properties, Inc., Mid-America Apartment Communities, Inc., Post Properties, Inc., and UDR, Inc.  The size-based peer group consisted of eleven public REITs that vary in terms of property focus (i.e., health care, industrial, etc.).  The size-based peer group included:  American Campus Communities, Inc., Cogdell Spencer, Inc., East Group Properties, Inc., Education Realty Trust, Inc., First Potomac Realty Trust, National Health Investors, Inc., Omega Healthcare Investors, Inc., Ramco-Gershenson Properties Trust, Sun Communities, Inc., Urstadt Biddle Properties, Inc. and U-Store-It Trust.

In 2010, base salaries of the named executive officers comprised, on average, 26.2% of their total compensation.  The annual bonuses, long-term incentives and other compensation, as described in the Summary Compensation Table, comprised 24.0%, 45.4% and 4.5%, respectively, of the total compensation for the named executive officers for 2010.

21

SUMMARY COMPENSATION TABLE

							Non-Qualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
	Fiscal		Bonus	Awards	Awards	Compensation	Earnings	Compensation
Name and Principal Position	Year	Salary ($)	($)(1)	($)(2)	($)(3)	($)(3)	($)(4)	($)(5)	Total ($)

Jeffrey I. Friedman,	2010	487,479	874,537	1,724,116	-	-	84,313	130,871	3,301,317
Chairman, President and	2009	487,479	690,758	971,267	-	-	72,918	127,655	2,350,077
Chief Executive Officer	2008	487,479	177,442	715,865	-	605,839	35,726	138,070	2,160,421
Lou Fatica,	2010	290,000	240,120	466,320	-	-	7,269	4,844	1,008,553
Vice President, Treasurer	2009	290,000	203,580	270,199	-	-	6,764	3,813	774,356
and Chief Financial Officer	2008	290,000	87,000	174,219	-	124,758	3,591	3,535	683,103
Martin A. Fishman,	2010	267,500	139,100	240,750	-	-	40,865	25,424	713,639
Vice President, Secretary	2009	267,500	133,750	136,328	-	-	36,311	23,912	597,801
and General Counsel	2008	267,500	49,220	89,280	-	76,719	18,219	50,569	551,507
John T. Shannon,	2010	250,000	276,000	520,000	-	-	4,249	4,954	1,055,203
Senior Vice President	2009	250,000	232,000	309,095	-	-	3,954	3,893	798,942
of Operations	2008	250,000	52,500	233,622	-	179,925	2,099	3,746	721,892

(1)	Includes the amounts earned pursuant to the 2010 annual incentive plan which is described under "Executive Compensation Discussion and Analysis-Annual Incentives."

(2)

Includes the fair value of awards granted and performance awards earned during the respective years.  Assumptions used in the calculation of these amounts are included in Note 14 of the Notes to the Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2010, filed with the SEC on February 23, 2011.  The executive has the right to vote the restricted shares and receive dividends during the restricted period on restricted shares, other than restricted shares granted in connection with the 2010 Multi-Year LTIP.  Dividends accrue on restricted shares granted in connection with the 2010 Multi-Year LTIP and will be paid in cash if/when the award vests.  Accrued dividends earn interest during the restricted period at a rate of 8.3%, consistent with the earnings rate applied to the Company's SERP.

(3)	Non-equity incentive awards were not established for 2010 as discussed under "Executive Compensation Discussion and Analysis-Long Term Incentives."

(4)

Includes earnings on SERP account balances that are considered to be "above market."  Above market earnings are those that exceed 120% of the twelve-month federal rate of 0.5% as of January 4, 2011.  The earnings rate was 8.3% in 2010.

(5)

The amounts for Mr. Friedman include compensation paid to a Company employee who provides bookkeeping and related administrative services to Mr. Friedman for matters that may be personal in nature and unrelated to the business of the Company or the performance of Mr. Friedman's duties.  This compensation equalled $49,790 in 2010.  The amounts for Messrs. Friedman, Fatica and Shannon also include Company matching contributions under the AERC 401(k) Savings Plan and Trust (the "401(k) Plan") totalling $4,219, $3,681 and $3,750, respectively in 2010.  Under the 401(k) Plan, participants are eligible for the match of $0.25 on the dollar up to 6% of eligible compensation after completing one year of service.  For the named executive officers, eligible compensation for purposes of the 401(k) Plan includes regular wages  (base salary)  and excludes bonuses.  The amounts also include Company contributions to the executives' SERP accounts.   Contributions for each  executive  are  listed  in  the  non-qualified deferred

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compensation table.  For 2010, SERP contributions made to Messrs. Friedman's and Fishman's accounts were based on 6% of each executive's annual compensation, which includes base salary and annual bonus.  In addition, the amounts also include the interest earned on the accrued dividends attributable to the restricted shares granted in conjunction of the 2007 and 2010 Multi-Year long-term incentive awards.  For 2010, the earned interest amounts for Messrs. Friedman, Fatica, Fishman and Shannon are $3,225, $1,163, $685 and $1,204, respectively.

Grants of Plan-Based Awards in 2010

Plan-based awards granted to executive officers named in the Summary Compensation Table for fiscal 2010 were as follows:

		Estimated Future Payouts			All Other Stock	Grant Date
		Under Equity			Awards: Number	Fair Value
		Incentive Plan Awards			of Shares of	of Stock and
		Threshold	Target	Maximum	Stock or Units	Option Awards
Name	Grant Date	(#)	(#)(1)	(#)	(#)(2)	($)(3)

Jeffrey I. Friedman	02/02/11	-	-	-	49,618	750,718
	02/02/10	48,915	97,830	146,745	48,915	973,398
Lou Fatica	02/02/11	-	-	-	16,100	243,600
	02/02/10	11,192	22,384	33,576	11,192	222,720
Martin A. Fishman	02/02/11	-	-	-	7,426	112,350
	02/02/10	6,452	12,905	19,357	6,452	128,400
John T. Shannon	02/02/11	-	-	-	18,506	280,000
	02/02/10	12,060	24,121	36,181	12,060	240,000

(1)

Estimated future payouts under equity incentive plans include the number of restricted shares that were granted under the 2010 multi-year component of the long term incentive plan relating to the absolute and relative Total Shareholder Return metrics, as described under "Executive Compensation Discussion and Analysis-Long Term Incentives."  If earned, these shares will vest on December 31, 2013.

(2)

The restricted shares granted on February 2, 2011, reflect the actual number of shares earned under the 2010 single year long-term incentive component.  These shares vest in three equal, annual installments with the first installment vesting immediately upon the date of grant.  The remaining installments vest on the first and second anniversary of the date of the grant.  The restricted shares granted on February 2, 2010, reflect the estimated future payouts of the discretionary metric of the 2010 multi-year component of the long term incentive plan.

(3)

Aggregate grant-date fair value of the equity awards in accordance with GAAP.  Assumptions used in the calculations of these amounts are included in Note 14 of the Notes to the Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2010, filed with the SEC on February 23, 2011.

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Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the outstanding equity awards to the executive officers named in the Summary Compensation Table as of December 31, 2010:

	Option Awards			Stock Awards
						Equity Incentive	Equity Incentive
				Number of		Plan Awards:	Plan Awards:
	Number of			Shares or	Market Value	Number of	Market or Payout
	Securities			Units of	of Shares or	Unearned Shares,	Value of Unearned
	Underlying			Stock That	Units of Stock	Units or Other	Shares, Units or
	Unexercised	Option	Option	Have Not	That Have	Rights That Have	Other Rights That
	Options (#)	Exercise	Expiration	Vested	Not Vested	Not Yet Vested	Have Not Yet
Name	Exercisable(1)	Price ($)	Date	(#)(2)	($)(3)	(#)(4)	Vested ($)(3)

Jeffrey I. Friedman	125,000	9.58	8/4/2015	322,036	4,923,930	146,745	2,243,731
	125,000	11.26	2/28/2016
	75,000	9.46	8/27/2014
Lou Fatica	30,354	9.58	8/4/2015	76,501	1,169,700	33,576	513,377
	26,060	11.26	2/25/2016
	12,750	9.46	8/27/2014
Martin A. Fishman	33,375	9.58	8/4/2015	42,471	649,382	19,357	295,969
	26,581	11.26	2/28/2016
	15,000	9.46	8/27/2014
John T. Shannon	44,180	9.58	8/4/2015	86,623	1,324,466	36,181	553,207
	39,090	11.26	2/28/2016
	100,000	8.45	4/5/2014
	18,750	9.46	8/27/2014

(1)	All unexercised stock options granted to the named executive officers were fully exercisable on December 31, 2010.

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(2)	The following table lists the vesting schedule for the stock awards that had not yet vested as of December 31, 2010:

	Future Vesting of Stock Awards				Future Vesting of Stock Awards

		Shares				Shares
	Grant	Vesting	Vesting		Grant	Vesting	Vesting
Name	Date	(#)	Date	Name	Date	(#)	Date

Jeffrey I. Friedman	2/24/09	44,853	2/24/11	Martin A. Fishman	2/24/09	5,594	2/24/11
	2/24/09	23,898	2/24/11		2/24/09	3,011	2/24/11
		23,899	2/24/12			3,010	2/24/12
	2/2/10	16,862	2/2/11		2/2/10	2,524	2/2/11
		16,863	2/2/12			2,523	2/2/12
	2/2/10	146,746	12/31/13 *		2/2/10	19,357	12/31/13 *
		48,915	12/31/13			6,452	12/31/13
Lou Fatica	2/24/09	10,916	2/24/11	John T. Shannon	2/24/09	14,637	2/24/11
	2/24/09	4,937	2/24/11		2/24/09	5,583	2/24/11
		4,937	2/24/12			5,582	2/24/12
	2/2/10	5,472	2/2/11		2/2/10	6,289	2/2/11
		5,471	2/2/12			6,290	2/2/12
	2/2/10	33,576	12/31/13 *		2/2/10	36,181	12/31/13 *
		11,192	12/31/13			12,061	12/31/13

*	Indicates restricted shares granted under equity-based award plans that are performance contingent and may vest if pre-established performance criteria are met or otherwise will be forfeited.

(3)

Market value of unvested and unearned shares was determined by multiplying the number of unearned shares as of December 31, 2010, by the closing price of the Company's common shares on the last business day of 2010.  The closing price on that day was $15.29.

(4)	These share units reflect the 2010 multi-year long term incentive plan grants reported in the "Grants of Plan-Based Awards in 2010" table.

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Option Exercises and Stock Vested

The following table summarizes the stock options exercised and the vesting of restricted shares and similar instruments during 2010 by, and for the account of, the named executive officers:

	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares	Value Realized
	Acquired on	on Exercise	Acquired on	on Vesting
Name	Exercise (#)	($)	Vesting (#)	($)

Jeffrey I. Friedman	300,000	4,051,944	103,529	1,261,299
Lou Fatica	105,000	1,418,610	25,069	304,513
Martin A. Fishman	115,300	1,553,235	13,661	166,273
John T. Shannon	-	-	30,875	375,278

Non-Qualified Deferred Compensation

The following table summarizes contributions and deferrals of compensation during 2010 under each contribution or other plan that is not tax-qualified with respect to each named executive officer:

		Executive	Company	Aggregate	Aggregate	Aggregate Balance
		Contributions	Contributions	Earnings in	Withdrawals/	at December 31,
Name	Plan	in 2010 ($)(1)	in 2010 ($)(2)	2010 ($)(3)	Distributions ($)	2010 ($)

Jeffrey I. Friedman	SERP	-	73,637	90,181	-	1,250,332
	NQDC	152,116	-	-	-	3,525,359
Lou Fatica	SERP	-	-	7,775	-	101,449
	NQDC	-	-	-	-	-
Martin A. Fishman	SERP	-	24,739	43,709	-	595,059
	NQDC	-	-	-	-	-
John T. Shannon	SERP	-	-	4,545	-	59,306
	NQDC	6,555	-	-	-	281,161

(1)

Executive contributions reflect portions of base salary and restricted share grants that the named executive elected to defer into the Company's non-qualified deferred compensation plan, as previously described.  These amounts are also set forth in the Summary Compensation Table.

(2)

Company contributions reflect contributions made to the named executive officer's SERP account during the fiscal year.  These amounts are also set forth in the Summary Compensation Table and described in footnote (5) thereto.

(3)

Aggregate earnings on SERP account balances during the fiscal year.  Above-market earnings on the SERP accounts are also set forth in the Summary Compensation Table and described in footnote (4) thereto.

Potential Payments Upon Termination and Change in Control

The Company has a severance program for Messrs. Fatica and Shannon.  Under this program, the executive will receive a severance payment if his employment is terminated by the Company for any reason other than willful misconduct equal to one year of base salary, one year of insurance coverage, a pro-rata payout of the annual bonus for the year in which the termination occurs and executive outplacement services.  In exchange for the severance, the executive is required to execute an agreement not to compete with the Company or to solicit any clients or employees of  the Company for a one-year period.  If  Mr. Fatica's or Shannon's employment had been terminated by the Company for a reason other than willful misconduct on December 31, 2010, he would have received severance equal to $490,701, or $478,261, respectively, based on annual bonus amounts at target.  In addition, if Mr. Fatica's or Shannon's employment had been terminated by the Company for a reason of death or disability on December 31, 2010, any stock options held by him would have become immediately and automatically vested and exercisable.  Likewise, upon termination due to death or disability, any restricted shares held by a named executive officer would have vested and any restrictions thereon would have immediately lapsed.  The number of restricted shares subject to vesting had death or disability occurred on December 31, 2010 are quantified in the "Outstanding Equity Awards at Fiscal Year-End" table.

Pursuant to the terms of his employment agreement, if Mr. Friedman, our CEO, is terminated for cause (as defined in the agreement), he will receive only any unpaid but accrued base salary and benefits.  Thus, if Mr. Friedman had been terminated for cause on December 31, 2010, he would have received $19,043 in accrued base salary and benefits.  If Mr. Friedman's employment is terminated due to death or permanent disability (as defined in his employment agreement), he will receive payment equal to two years of base salary plus a pro-rata portion of the bonus for the year in which termination occurs.  If Mr. Friedman's employment had been terminated due to death or permanent disability on December 31, 2010, he would have received $1,608,681 in base salary and bonus payments.  If Mr. Friedman's employment is terminated without cause by the Company or is terminated in connection with a change in control or Mr. Friedman voluntarily resigns for good reason (as defined in the employment agreement), he will receive a lump sum equal to the unpaid base salary for the remainder of the unexpired term of his agreement, pro-rata bonus and other accrued benefits.  Thus, if Mr. Friedman's employment had been terminated by the Company without cause or in connection with a change in control or if Mr. Friedman had resigned his employment for good reason on December 31, 2010, he would have received $2,096,453 in base salary, bonus and benefits.  If any amounts payable to Mr. Friedman constitute an "excess parachute payment" within the meaning of Section 280G of the Code that are subject to excise tax, the amounts payable will be increased to the extent necessary to place Mr. Friedman in the same after-tax position as he would have been in had no such tax assessment been imposed.  Based on the severance payment that represents the amount due based on a change in control on December 31, 2010, as noted above, plus the vested SERP account and accelerated vesting of equity plan amounts as noted below, the amount of this gross up would be $1,259,275.  In addition to these items, beginning on the day after the cessation of his employment with the Company (except in the case of termination for cause or death) and until the date that Mr. Friedman would begin employment with another company, the Company shall provide to Mr. Friedman at no cost to him, office space (at a location other than the executive offices of the Company) and a full-time secretary and other customary office support functions.

In addition, if a named executive officer dies or becomes disabled or if a change in control (as defined in the Company's 2008 Equity-Based Award Plan) occurs, any stock options and unvested restricted shares held by him will become immediately and automatically vested and exercisable.  If Messrs. Friedman, Fatica, or Shannon had died or become disabled, or if a change in control had occurred, on December 31, 2010, their restricted shares in the amounts of 322,036; 76,501; and 86,623 would have vested at a value of $4,923,930; $1,169,700; and $1,324,466, respectively.  Furthermore, upon death or disability or a change in control, any restricted shares held by a named executive officer will vest and any restrictions thereon will immediately lapse.

Further, all equity awards that are deferred into elective deferred compensation accounts become fully vested in the event of a change in control under the terms of the Company's 2008 Equity-Based Award Plan.  If a change in control had occurred on December 31, 2010, Messrs. Friedman and Shannon would have had 230,566 and 9,936 restricted share units at a value of $3,525,359 and $151,921, respectively, vest.  These shares and the corresponding values are included in the amounts reported in the previous paragraph.  Moreover, all SERP account balances become fully vested in the event of a change in control (as defined therein).  If a change in control had occurred on December 31, 2010, Messrs. Friedman, Fatica and Shannon would have become vested in amounts under the SERP equal to $1,250,332, $101,449, and $59,306, respectively.

If the shareholders approve the Company's 2011 Equity-Based Award Plan, stock options and restricted shares to be awarded in the future under the Plan will not vest immediately upon a change in control, but only upon subsequent termination of employment by the Company's successor or by the employee for good reason within the two-year period following the change of control (or, if earlier, upon the originally scheduled vesting date).

Compensation Committee Interlocks and Insider Participation

Messrs. Delaney, Schoff and Schwarz, all independent directors, comprised the Committee for 2010.  There are no compensation committee interlocks.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table contains certain information regarding the beneficial ownership of the Company's common shares as of March 15, 2011 (unless otherwise noted), by: (a) the executive officers named in the Summary Compensation Table; (b) the Company's directors; (c) each other person (and such person's address) who is known by the Company to be the beneficial owner of more than 5% of the outstanding common shares (based on information filed with the SEC); and (d) the Company's executive officers and directors as a group.  The persons named in the table, except as otherwise described in the notes below, have sole voting power and sole investment power with respect to all common shares set forth opposite their names.

		Number of
		Common Shares
		Subject to Options
	Number of	Currently Exercisable
	Common Shares	or Exercisable	Total Number	Percent
Name and Address of Beneficial Owner (1)	Beneficially Owned	Within 60 Days	of Shares (2)	of Class

Albert T. Adams	5,000	-	5,000	*
James M. Delaney	6,560	-	6,560	*
Lou Fatica	130,374	69,164	199,538	*
Martin A. Fishman(3)	126,148	74,956	201,104	*
Jeffrey I. Friedman(4)	637,769	325,000	962,769	2.3%
Michael E. Gibbons(5)	11,393	-	11,393	*
Mark L. Milstein	529,080	5,000	534,080	1.3%
James A. Schoff	35,000	-	35,000	*
Richard T. Schwarz	85,383	-	85,383	*
John T. Shannon	111,550	202,020	313,570	*
BlackRock, Inc.(6)	2,808,316	-	2,808,316	6.8%
The Vanguard Group, Inc.(7)	4,153,157	-	4,153,157	10.0%
Columbia Wanger Asset Management, LLC(8)	3,290,000	-	3,290,000	7.9%
Cohen & Steers, Inc.(9)	4,304,442	-	4,304,442	10.4%
All Executive Officers and Directors
as a Group (10 persons)	1,678,257	676,140	2,354,397	5.6%

* Less than 1%.

(1)	Addresses have been provided only for those shareholders having a 5% or greater beneficial ownership interest.

(2)

Total number of shares does not include the share units for the account of an individual director or named executive officer under the deferred compensation plan as follows:  Mr. Adams – 123,776; Mr. Delaney – 61,129; Mr. Gibbons – 40,423; Mr. Milstein – 8,875; Mr. Schoff – 42,365; Mr. Schwarz – 4,026; Mr. Friedman – 278,025; and Mr. Shannon – 10,048.  The share units have the same economic value as common shares but have no voting power.

(3)

Includes 517 common shares held jointly by Mr. Fishman and his wife and 4,838 common shares held in an IRA account.  Also includes 5,000 common shares of which Mr. Fishman shares voting power and investment power jointly with his brother.

(4)

Includes 201,000 common shares held by Mr. Friedman's wife, 13,218 common shares held in an IRA account and 7,985 common shares held by a trust of which Mr. Friedman is trustee.  Also includes 125,000 common shares pledged as security.

(5)

Includes 6,718 common shares of which Mr. Gibbons shares voting power and investment power jointly with his wife, 986 common shares held in an IRA account and 142 common shares held by Mr. Gibbon's wife.

(6)

Based on information as of December 31, 2010, contained in a Schedule 13G filed with the SEC on February 2, 2011, BlackRock, Inc. has the sole power to vote and sole dispositive power with respect to 2,808,316 common shares.  The principal business office address of BlackRock Inc. is 40 East 52nd Street, New York, New York 10022.

(7)

Based on information as of February 28, 2011, contained in a Schedule 13G/A filed with the SEC on March 10, 2011, The Vanguard Group, Inc. has the sole power to vote 61,656 common shares, sole dispositive power with respect to 4,091,501 common shares, and shared dispositive power with respect to 61,656 common shares.  The principal business office address of The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(8)

Based on information as of December 31, 2010, contained in a Schedule 13G filed with the SEC on February 10, 2011, Columbia Wanger Asset Management, LLC has the sole power to vote 2,885,000 common shares and sole dispositive power with respect to 3,290,000 common shares.  The principal business office address of Columbia Wanger Asset Management, LLC is 227 West Monroe Street, Suite 3000, Chicago, Illinois 60606.

(9)

Based on information as of February 28, 2011, contained in a Schedule 13G/A filed with the SEC on March 10, 2011, Cohen & Steers, Inc. has sole power to vote 4,211,233 common shares and sole dispositive power with respect to 4,304,442 common shares.  The principal business address of Cohen & Steers, Inc. is 280 Park Avenue, 10th Floor, New York, New York 10017.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Albert T. Adams

Albert T. Adams, a director of the Company, is a partner of Baker & Hostetler LLP.  Baker & Hostetler LLP has been retained by the Company to perform legal services on its behalf, and the Company expects that Baker & Hostetler LLP will continue to provide such services during 2011.

Jason A. Friedman

Jason A. Friedman, a son of the Company's Chairman, President and CEO, serves as the Company's Vice President of Construction and Development and President of Merit Enterprises, Inc.  For 2010, Jason A. Friedman received $225,000 in base salary, an annual incentive payment of $190,350 and a grant of 10,410 restricted shares in connection with the single-year component of the LTIP.

Marcus & Millichap

The Company retained Marcus & Millichap ("M&M"), a real estate investment brokerage company, to act as a buyer's agent with respect to the Company's acquisition of an apartment community in the State of Virginia.  A son of Jeffrey I. Friedman, the Company's Chairman, President and CEO, is a broker with M&M.  During the year ended December 31, 2010, the Company paid M&M $250,000 in fees related to the acquisition of one asset in Virginia, of which Mr. Friedman's son received approximately $133,109.

Review and Approval of Transactions with Related Persons

The Board of Directors of the Company reviews and the independent directors must approve all related party transactions.  Proposed transactions between the Company and related persons (as defined in Regulation S-K Item 404 under the Securities Act of 1933) are submitted to the full Board of Directors for consideration.  The relationship of the parties and the terms of the proposed transaction are reviewed and discussed by the Board of Directors, and the independent members of the Board of Directors may approve or disapprove the Company entering into the transaction.  All related party transactions, whether or not those transactions must be disclosed under Federal securities laws, are approved by the independent members of the Board of Directors pursuant to the policy and reviewed annually with the Audit Committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and beneficial owners of more than 10% of a registered class of the Company's equity securities to file with the SEC and NYSE initial reports of ownership and reports of changes in ownership of common shares and other equity securities of the Company, and such persons are required by SEC regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a). To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company, during the fiscal year ended December 31, 2010, or with respect to such fiscal year, all Section 16(a) filing requirements applicable to its executive officers, directors and ten percent beneficial owners were met.

PROPOSAL TWO: APPROVAL OF THE ASSOCIATED ESTATES REALTY CORPORATION

2011 EQUITY-BASED AWARD PLAN

General

The Associated Estates Realty Corporation 2011 Equity-Based Award Plan (the "2011 Equity-Based Award Plan") was adopted by the Company's Board of Directors on February 23, 2011, subject to approval by the Company's shareholders.  The description herein is a summary of the 2011 Equity-Based Award Plan and is subject to and qualified by the complete text of the 2011 Equity-Based Award Plan, which is included as Appendix I.

Shareholder approval is being sought because the Board believes that shareholders should have a voice in this important corporate matter.  Moreover, shareholder approval is necessary in order that (i) the shares reserved for issuance under the 2011 Equity-Based Award Plan may be listed on the New York Stock Exchange ("NYSE") pursuant to the rules of the exchange, and (ii) the Company may grant options that qualify as incentive stock options under the Internal Revenue Code.

The 2011 Equity-Based Award Plan provides for the grant to officers, other employees and directors of the Company, its subsidiaries and affiliates, of options to purchase common shares of the Company (the "Stock Options"), rights to receive the appreciation in value of common shares (the "Share Appreciation Rights"), awards of common shares subject to vesting and restrictions on transfer (the "Restricted Shares"), awards of common shares issuable in the future upon satisfaction of certain conditions (the "Deferred Shares") and other awards based on common shares (the "Other Share-Based Awards").  Stock Options, Share Appreciation Rights, Restricted Shares, Deferred Shares and Other Share-Based Awards are collectively referred to as "Awards."

Under the 2011 Equity-Based Award plan, 1,726,608 common shares are available for awards.  As of March 22, 2011, under the terms of the Company's 2001 Amended and Restated Equity-Based Award Plan and the 2008 Equity-Based Award Plan, both of which were approved by the Company's shareholders, 226,608 common shares were available for future awards, with 1,070,523 unvested or unexercised common share awards having been granted and remaining outstanding (of which 134,100 shares represent the deferral of cash fees earned.)  The incentive compensation program established in February 2011 for the executive officers and for other employees will require the grant of approximately 180,088 shares based on a projected payout at maximum levels, assuming a stock price of $15.13. In addition, if the non-employee directors receive a restricted share grant as a portion of their compensation, consistent with past practices, the Company projects granting 19,829 shares in May of 2011, assuming a stock price of $15.13.  This would result in 26,691 shares remaining for future grants under the 2008 Equity-Based Award Plan beyond May 2012 leaving insufficient shares available for continuation of the Company's established long term incentive compensation practices.  If the 2011 Equity-Based Award Plan is not approved by the shareholders, then any common shares that were allocated to the 2008 Equity-Based Award Plan, as approved, will remain reserved for issuance under that plan.  If the 2011 plan is approved, the Company will discontinue the 2008 Equity-Based Award Plan and no remaining shares will be available for issuance under the 2008 Equity-Based Award Plan.

Under the 2008 Equity-Based Award Plan and the proposed 2011 Equity-Based Award Plan, no participant may receive Stock Options or Share Appreciation Rights with respect to more than 125,000 common shares during any calendar year (the "Individual Limit"), subject to adjustment as described below.  In connection with the commencement of employment, a participant may be granted Stock Options or Share Appreciation Rights with respect to no more than 100,000 common shares, which will not count against the Individual Limit.  As of March 22, 2011, the Company had an aggregate of 769,640 options outstanding under the Company's equity-based award plans with a weighted average exercise price of $9.94 per option and a weighted average term to expiration of 4.65 years.  The closing price of the common shares on the NYSE on March 15, 2011 was $15.44.  At that time, the aggregate market value of the 226,608 common shares that were available for grant under the 2008 Equity-Based Award Plan was $3.5 million.

The purpose of the 2011 Equity-Based Award Plan is to continue to enable the Company to attract, retain and reward employees and directors of the Company and strengthen the mutuality of interests of employees, directors and the Company's shareholders by offering such employees and directors equity-based incentives.  In addition, equity-based awards are part of the total compensation package provided to employees at many levels of management within the Company.  The Company's philosophy is to provide opportunities for ownership deep into the management levels of the Company and to have a portion of an employee's incentive potential payable in equity-based awards.  This practice makes employees "think like owners" and aligns the interests of employees and directors with the shareholders.  The opportunity to earn equity-based awards is performance driven.  In 2010, all six non-employee directors and 26 employees received equity-based awards from the Company.

The 2011 Equity-Based Award Plan will be administered by the Executive Compensation Committee of the Company's Board of Directors (the "Committee").  The Committee consists of three members of the Board of Directors, all of whom are "independent directors" (within the meaning set forth in Section 162(m) of the Internal Revenue Code) and independent under the NYSE's listing standards and the Company's Corporate Governance Guidelines.

The Committee has full power to interpret and administer the 2011 Equity-Based Award Plan and full authority, to the extent consistent with the terms of the Plan, to select employee participants to whom Awards will be granted and to determine the type and amount of Awards to be granted to each participant, the terms and conditions of Awards granted and the terms and conditions of the agreements evidencing Awards to be entered into with participants.  As to the selection and grant of Awards to employee participants who are not subject to Section 16(b) of the Securities and Exchange Act of 1934, the Committee may delegate its responsibilities to members of the Company's management consistent with applicable law.  The approval of the full Board of Directors, acting upon the recommendation of the Nominating and Corporate Governance Committee, is required for the grant of awards to directors of the Company.  The 2011 Equity-Based Award Plan prohibits the "reloading" of options or option re-pricing.

Subject to any shareholder approval requirement of the NYSE or applicable law, the Committee has the authority to adopt, alter and repeal such rules, guidelines and practices governing the 2011 Equity-Based Award Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the 2011 Equity-Based Award Plan and any Award issued under the 2011 Equity-Based Award Plan (and any agreements relating thereto); and to otherwise supervise the administration of the 2011 Equity-Based Award Plan.

Standard Evaluation Methodologies

We are aware of a number of evaluation methodologies employed by proxy advisory firms and institutional investors when determining how to vote on equity plan proposals generally.

We believe it will be helpful to all shareholders to discuss these methodologies as applicable to the proposed 2011 Equity-Based Award Plan.

Pay for Performance.  This methodology is typically reserved for companies with comparatively poor total shareholder returns coinciding with increasing total direct compensation of their chief executives and other senior executives.  The Company delivered the best total shareholder returns for the three and five years ending December 31, 2010 among its asset based peer group (as identified in the introduction to the  "Summary Compensation Table") while compensation for senior executives remained stable for 2008 and 2009, base salaries remained constant for 2008, 2009 and 2010 and total compensation increased for 2009 and 2010 solely as a result of incentive compensation paid to recognize the Company's superior performance.  Accordingly, we believe the terms of the proposed 2011 Equity-Based Award Plan coupled with the Company's established compensation practices are well within the standards of any "pay for performance" analysis.

Total Plan Cost.  This methodology evaluates an equity plan proposal on the basis of a cost component of overall executive compensation, that is to say "is the cost of the plan reasonable?"  The cost of the plan is calculated using the fair market value of the total number of shares proposed for authorization.  This cost is compared against the average equity compensation amounts prevailing among top performing companies in the same industry classification, taking into consideration the company's total issued and outstanding shares and the number of shares proposed to be available for equity based compensation.  This methodology is also sometimes referred to as "shareholder value transfer."  Restricted shares, called "full value awards," are assigned a multiple based upon a measure of stock price volatility while stock options are counted as a single unit.  Restricted share awards under the 2011 Equity-Based Award Plan are likely to be ascribed a 2.5 multiple (meaning that each restricted share award will be deemed equivalent to 2.5 stock options when calculating the deemed cost of the plan for purposes of a plan cost or share value transfer analysis).  Based upon all information available to the Company, we believe the 1,726,608 shares proposed to be authorized under the 2011 Equity-Based Award Plan, inclusive of the 226,608 already approved by shareholders to be "rolled forward" from the 2008 Equity-Based Award Plan, are well within generally accepted standards as measured by a plan cost or shareholder value transfer analysis.  The Company's self evaluation of the plan cost analysis was conducted using assumptions that all equity incentive awards to be granted under the 2011 Equity-Based Award Plan will take the form of restricted shares having a "full value award" multiple of 2.5.

Burn Rate.  This methodology is designed to measure an issuer's annualized number of share awards as a percentage of the issuer's total number of issued and outstanding shares.  The burn rate analysis is often applied on a retroactive, rather than prospective, basis.  Total share awards for each year are measured against the weighted average total outstanding shares for such year, ascribing the "full value award" multiple discussed above to restricted share awards.  The Company's financial statement footnotes contain disclosure of share based award activity for years 2008 through 2010.  The following table reflects share based award activity for those years, adjusted for the multi-year component of the Company's Long Term Incentive Plan which are performance based awards not included for burn rate analysis purposes unless and until earned:

Year	Options	Restricted Shares Issued (3)	Restricted Shares with 2.5 Multiple Factor Applied

2008	0	55,961	139,902
2009 (1)	58,000	184,070	460,175
2010 (2)	20,000	203,936	509,840

(1)

Includes 116,541 restricted shares (291,353 with multiple) issued as discretionary awards, subject to 3 year vesting schedule, in recognition of (i) Company's industry leading total shareholder returns, and (ii) the total shareholder return target established under the then current multi-year component of the Company's Long Term Incentive Plan being highly unlikely to be attained.

(2)

Excludes 367,097 restricted shares constituting the multi-year component of the Company's Long Term Incentive Plan which are not included in the conventional burn rate calculation until they are earned upon actual achievement of performance targets.  The measurement period for the performance targets will continue through the fiscal year ending December 31, 2012 and the 367,097 restricted shares represent the maximum number of shares that may be earned.

(3)

Excludes restricted share units granted (or earned, in the case of performance based awards), respectively, the receipt of which has been deferred by the employee and non-employee director recipients under the Company's deferred compensation plans.

The Company had 41,380,205 outstanding shares at December 31, 2010.  Nevertheless, the standard burn rate methodology uses weighted average shares outstanding, which for the Company equaled only 30,421,306 shares for 2010, a difference of nearly 11,000,000 shares used for burn rate calculation purposes.  Share awards are valued at fair market value at date of grant.  Share prices were negatively impacted by the dramatic stock market decline during 2008 and 2009 and even into the first quarter of 2010.  Equity compensation awards are regularly granted in the first quarter of each calendar year once financial results for the previous year are finalized. The number of restricted shares issued under the Company's compensation plans was impacted by a low share price which was not correlated to the Company's performance but the broader market's weakness.  A commonly used maximum burn rate measure for real estate companies is 2.02%.  While the Company is not certain whether or not its 2008—2010 award activity will fall within the 2.02% industry burn rate cap for those years because the calculation methodologies vary among analysts, given the Company's growth and success in 2010 and the impact of the overall market's weakness on the Company's share price, the Company believes its equity compensation activity will be well within standard burn rate tolerances on a going forward basis.

Moreover, the traditional burn rate analysis does not take into account the following additional factors:

•

The burn rate cap factor of 2.02% is ascribed to all real estate companies generally.  This factor is the lowest of all industry groups other than public utility companies.  By comparison, companies within the software and software services industry are assigned an annual burn rate cap factor of 7.26%.  The real estate burn rate cap factor of 2.02% does not account for the impact or beta associated with other companies in the development and construction business, similar to the Company, that would result in a higher burn rate cap factor;

•

The 2.5 multiplier factor as applied to restricted shares as so-called "full value awards" exaggerates the burn rate due to the Company's established practice of issuing more restricted share awards than stock options; and

•

We believe applying the same 2.02% burn rate "cap" to the Company as well as to the largest real estate company unfairly penalizes the Company as a small capitalization issuer (with a 2010 weighted average share count of approximately 31 million) when compared to large capitalization companies with more than 500 million shares outstanding.

Performance Criteria

For employee Awards that are performance-based, the Committee will have the discretion to establish performance goals that must be achieved for the vesting of shares subject to awards under the 2011 Equity-Based Award Plan.  Consistent with the Committee's past practices, such performance goals may be based on one or more of the following criteria, as determined by the Committee: property NOI, leverage ratios, FFO, revenue, physical occupancy, operating margins, relative performance to the peer group, adherence to strategic objectives and budgets, or such other criteria as the Committee may from time to time establish in its discretion.  Performance goals may reflect the performance of the Company, a subsidiary, or an individual property, or any combination of subsidiaries and properties.  Performance goals may reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group of entities or other external measure selected by the Committee.

Terms of Stock Options

The Committee may grant Stock Options that either (i) qualify as incentive stock options (the "Incentive Stock Options") under Section 422 of the Code, (ii) do not qualify as incentive stock options (the "Non-Qualified Stock Options") or (iii) both.  To qualify as an Incentive Stock Option, an option must meet certain requirements set forth in the Code.  Options will be evidenced by the execution of a Stock Option Agreement in the form approved by the Committee.

The option price per common share under a Stock Option will be determined by the Committee at the time of grant and will be not less than 100% of the fair market value of the common shares at the date of grant, or with respect to Incentive Stock Options, 110% of the fair market value of the common shares at the date of grant in the case of a participant who, at the date of grant, owns shares possessing more than 10% of the total combined voting power of all classes of stock of the Company.  Once granted, the option price may not be amended, or "re-priced".

The term of each Stock Option will be determined by the Committee and may not exceed ten years from the date the option is granted or, with respect to Incentive Stock Options, five years in the case of a participant who, at the date of grant, owns shares possessing more than 10% of the total combined voting power of all classes of stock of the Company.

Subject to Section 409A of the Internal Revenue Code, the Committee will determine the time or times at which and the conditions under which each Stock Option may be exercised.  Generally, options will not be exercisable prior to six months following the date of grant.  No Stock Options are transferable by the participant other than (i) by will or by the laws of descent and distribution; or (ii) pursuant to a qualified domestic order (only in the case of Non-Qualified Stock Options).  In addition, if permitted by the applicable Stock Option Agreement, a participant may transfer Stock Options, other than Incentive Stock Options, during the participant's lifetime (i) to one or more members of the participant's family, to one or more trusts for the benefit of one or more members of the participant's family or to a partnership or partnerships of members of the participant's family, or (ii) to charitable organizations.

If a participant's employment by the Company terminates by reason of disability or death, a Stock Option becomes immediately and automatically vested and exercisable and may be exercised for a period of two years from the time of death or termination due to disability (one year in the case of Incentive Stock Options).

Unless otherwise determined by the Committee at or after the time of grant, if a participant's employment by the Company terminates for cause, any unvested Stock Options will be forfeited and terminated immediately and any vested Stock Options may be exercised for a period of 30 days from the time of termination of employment for cause.

Unless otherwise determined by the Committee at or after the time of grant, if a participant's employment with the Company terminates for any reason other than death, disability or for cause, all Stock Options shall terminate three months after the date employment terminates.

Terms of Share Appreciation Rights

The Committee shall determine the employee participants to whom and the time or times at which grants of Share Appreciation Rights ("SARs") will be made and the other terms and conditions thereof.  Any SAR granted under the 2011 Equity-Based Award Plan shall be in such form as the Committee may from time to time approve.  In the case of a Non-Qualified Stock Option, a SAR may be granted either at or after the time of the grant of the related Non-Qualified Stock Option.  In the case of an Incentive Stock Option, a SAR may be granted in connection with the Incentive Stock Option at the time the Incentive Stock Option is granted and exercised at such times and under such conditions as may be specified by the Committee in the participant's Stock Option Agreement.

SARs generally entitle the holder to receive an amount in cash or common shares (as determined by the Committee) equal in value to the excess of the fair market value of a common share on the date of exercise of the SAR over the per share exercise price of the related Stock Option.  The Committee may limit the amount that the participant will be entitled to receive upon exercise of any SAR.

Upon exercise of a SAR and surrender of the related portion of the underlying Stock Option, the related Stock Option is deemed to have been exercised.  SARs will be exercisable only to the extent that the Stock Options to which they relate are exercisable; provided that a SAR granted to a participant who is subject to Section 16(b) of the Securities Exchange Act of 1934 will not be exercisable at any time prior to six months and one day from the date of grant.

Terms of Awards of Restricted Shares

The Committee may grant Restricted Shares and determine when and to which employees such grants will be made, the number of shares to be awarded, the date or dates upon which Restricted Shares will vest, the time or times within which such Awards may be subject to forfeiture, and all other terms and conditions of such Awards. The Committee may condition employee Restricted Share Awards on the attainment of performance goals or such other factors as the Committee may determine.  The Nominating and Corporate Governance Committee will review and recommend the terms and conditions of Restricted Share grants to non-employee directors for approval by the full Board of Directors.

Subject to the provisions of the 2011 Equity-Based Award Plan and the applicable Restricted Share Award Agreement, during a period set by the Committee (or full Board for non-employee director participants), commencing with the date of the Award (the "Restriction Period"), the participant will not be permitted to sell, transfer, pledge, assign or otherwise encumber such Restricted Shares, except (i) by will or by the laws of descent and distribution, or (ii) pursuant to a qualified domestic order.  If permitted by the applicable Restricted Share Award Agreement, following the end of the Restriction Period applicable to the specific Shares, a participant may transfer Restricted Shares during the participant's lifetime (i) to one or more members of the participant's family, to one or more trusts for the benefit of one or more members of the participant's family or to a partnership or partnerships of members of the participant's family, or (ii) to charitable organizations.  The Committee may permit such restrictions to lapse in installments within the Restriction Period or may accelerate or waive such restrictions in whole or in part, based on service, performance or such other factors and criteria as the Committee may determine.  Prior to the lapse of the restrictions on the Restricted Shares, the participant will have all rights of a shareholder with respect to the shares, including voting and dividend rights (except that the Committee may permit or require the payment of cash dividends to be deferred and reinvested in additional Restricted Shares or otherwise reinvested), subject to the conditions and restrictions on transferability of such Restricted Shares or such other restrictions as are enumerated specifically in the participant's Restricted Share Award Agreement.  The Committee or Board of Directors will determine at the time of grant whether share dividends issued with respect to Restricted Shares will be paid in cash, deferred or reinvested as additional Restricted Shares that are subject to the same restrictions and other terms and conditions that apply to the Restricted Shares with respect to which such dividends are issued.

Unless otherwise determined by the Committee at or after the time of grant, if a participant's employment by the Company terminates by reason of death or disability, any Restricted Shares held by such participant shall become immediately and automatically vested in full and any restrictions shall lapse.

Unless otherwise determined by the Committee at or after the time of grant, in the event that employment of a participant who holds Restricted Shares is terminated for any reason other than death or disability, the participant will forfeit such Restricted Shares that are unvested or subject to restrictions in accordance with the applicable provisions of the Restricted Share Award Agreement and in accordance with the terms and conditions established by the Committee.

Terms of Awards of Deferred Shares

The Committee may grant Awards of Deferred Shares under the 2011 Equity-Based Award Plan, which will be evidenced by a Deferred Share Award Agreement between the Company and the participant.  The Committee determines when and to which employee Deferred Shares will be awarded, the number of shares to be awarded, and the duration of the period during which, and the conditions under which, receipt of shares will be deferred.  The Committee may condition an Award of Deferred Shares on the attainment of specified performance goals or such other factors as the Committee may determine.

Deferred Shares Awards generally may not be sold, assigned or transferred, except (i) by will or by the laws of descent and distribution, or (ii) pursuant to a qualified domestic order.  If permitted by the applicable Deferred Share Award Agreement, a participant may transfer Deferred Shares during the participant's lifetime (i) to one or more members of the participant's family, to one or more trusts for the benefit of one or more members of the participant's family or to a partnership or partnerships of members of the participant's family, or (ii) to charitable organizations.  At the expiration of the deferral period, share certificates shall be delivered to the participant in a number equal to the shares covered by the Deferred Share Award Agreement.  Amounts equal to any dividends declared during the deferral period with respect to the number of shares covered by the Deferred Share Award Agreement will be paid to the participant currently, or deferred and deemed to be reinvested in additional Deferred Shares, or otherwise reinvested, all as determined by the Committee.

Unless otherwise determined by the Committee at or after the time of grant, if a participant's employment by the Company terminates by reason of death or disability, any Deferred Shares held by such participant will become immediately and automatically vested and any restriction shall lapse permitting the participant or the participant's representative to exercise the award any time until the expiration of the 2011 Equity-Based Award Plan.

Unless otherwise determined by the Committee at or after the time of grant, if a participant's employment by the Company is terminated for any reason other than death or disability, the Deferred Shares which are unvested or subject to restriction will thereupon be forfeited.  Any restrictions under the Deferred Share Award Agreement may be accelerated or waived by the Committee at any time.

Terms of Other Share-Based Awards

The Committee may grant other Awards of common shares and other Awards, including dividend equivalent rights that are valued in whole or in part by reference to, or are otherwise based on, common shares.  Other Share-Based Awards may be granted either alone, in addition to or in tandem with other Awards granted under the 2011 Equity-Based Award Plan or cash awards made outside the 2011 Equity-Based Award Plan.

Generally, common shares awarded pursuant to Other Share-Based Awards may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the common shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period or requirement is satisfied or lapses.  In addition, the recipient of such an Award will usually be entitled to receive, currently or on a deferred basis, interest or dividends or interest or dividend equivalents with respect to the number of shares covered by the Award, as determined at the time of the Award by the Committee, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional common shares or otherwise reinvested.  Common shares covered by any such Award shall vest or be forfeited to the extent so provided in the Award agreement, as determined by the Committee.  In the event of the participant's disability or death, Other Share-Based Awards will become immediately and automatically vested and any restriction shall lapse, permitting the participant or the participant's representative to exercise the award at any time until the expiration of the 2011 Equity-Based Award Plan.

Each Other Share-Based Award shall be confirmed by, and subject to the terms of, an agreement or other instrument between the Company and the participant.  Common shares (including securities convertible into common shares) issued on a bonus basis as Other Share-Based Awards shall be issued for no cash consideration.  Common shares (including securities convertible into common shares) purchased pursuant to Other Share-Based Awards shall bear a price at least equal to the fair market value of the common shares on the date of grant.

Right to Clawback

If any participant engaged in fraud or other misconduct resulting in a restatement of the financial or operating results used to determine the vesting of a performance-based award, we will have the right to recoup from such participant, and the participant will transfer or pay to the Company promptly upon demand, in the Company's discretion, either (1) the number of common shares that vested (or that were subject to Stock Options that vested and were exercised), were distributed or were deferred (as applicable) upon or after such vesting based on the incorrect operating or financial results, (2) the dollar equivalent of such number of common shares as of the date of such vesting, or (3) the value paid to or earned by the participant at the time of vesting or upon the exercise of rights under any such vested Award.  We also will have the right to terminate and cancel any and all awards previously made to such participant at any time under the 2011 Equity-Based Award Plan that are then unvested or, if applicable, that have vested but have not then been exercised, and to recover from such participant the Company's costs and expenses incurred in connection with recovering such shares or funds from participant and enforcing these rights, including reasonable attorneys' fees and court costs.  There will be no time limit on our right to recover these amounts, except as otherwise provided by applicable law.  These rights are in addition to any other rights or remedies that we may have under the 2011 Equity-Based Award Plan or any applicable law or regulation.

Change in Control

In the event of a change in control (as defined in the Plan set forth in Appendix I to this proxy statement), Awards granted under the Plan will be assumed or an equivalent award will be substituted by a successor in such change in control. If such Awards are assumed or substituted and the participant is terminated without cause or resigns for good reason within 24 months following the change in control, then the Awards will become fully vested. If the Awards are not assumed or substituted by the successor in connection with the change in control, they may, in the discretion of the Compensation Committee, become fully vested and exercisable immediately prior to the consummation of a change in control.

Adjustments for Stock Dividends, Mergers, Etc.

In the event of any merger, reorganization, consolidation, recapitalization, stock split, stock dividend or other change in corporate structure affecting the common shares, the Committee shall make such substitution or adjustment in the aggregate number of shares reserved for issuance under the 2011 Equity-Based Award Plan, in the Individual Limit, in the number and option price of shares subject to outstanding Stock Options, and in the number of shares subject to other outstanding Awards under the 2011 Equity-Based Award Plan as it determines to be appropriate, provided that the number of common shares subject to any Award shall always be a whole number.  Any fractional shares will be eliminated.

Termination and Amendment of the 2011 Equity-Based Award Plan

Awards may be granted under the 2011 Equity-Based Award Plan at any time until and including February 23, 2021, on which date the 2011 Equity-Based Award Plan will expire except as to Awards then outstanding.  Awards outstanding at that time will remain in effect until they have been exercised, have expired or have been forfeited.

The Board of Directors may at any time amend, alter or discontinue the 2011 Equity-Based Award Plan, but no such amendment, alteration or discontinuation will be made that (i) impairs the rights of a participant under an Award theretofore granted without the participant's consent or (ii) requires shareholder approval under any applicable law or regulation (including any applicable regulation of an exchange on which the common shares are traded), unless such shareholder approval is received.  The Company will submit to its shareholders, for their approval, any material revisions to the 2011 Equity-Based Award Plan so long as such approval is required by law or regulations (including any applicable regulation of an exchange on which the common shares are traded).

Federal Tax Consequences

With respect to Incentive Stock Options, in general, for federal income tax purposes under present law:

(i)

Neither the grant nor the exercise of an Incentive Stock Option, by itself, results in income to the participant; however, the excess of the fair market value of the common shares at the time of exercise over the option price is includable in alternative minimum taxable income (unless there is a disposition of the common shares acquired upon exercise of the Stock Option in the taxable year of exercise) which may, under certain circumstances, result in an alternative minimum tax liability to the participant.

(ii)

If the common shares acquired upon exercise of an Incentive Stock Option are disposed of in a taxable transaction after the later of two years from the date on which the Incentive Stock Option is granted or one year from the date on which such common shares are transferred to the participant, long-term capital gain or loss will be realized by the participant in an amount equal to the difference between the amount realized by the participant and the participant's basis which, except as provided in (v) below, is the exercise price.

(iii)

Except as provided in (v) below, if the common shares acquired upon the exercise of an Incentive Stock Option are disposed of within the two-year period from the date of grant or the one-year period after the transfer of the common shares to the participant (a "disqualifying disposition"):

(a)

Ordinary income will be realized by the participant at the time of such disposition in the amount of the excess, if any, of the fair market value of the common shares at the time of such exercise over the option price, but not in an amount exceeding the excess, if any, of the amount realized by the participant over the option price.

(b)

Short-term or long-term capital gain will be realized by the participant at the time of any such taxable disposition in an amount equal to the excess, if any, of the amount realized over the fair market value of the common shares at the time of such exercise.

(c)

Short-term or long-term capital loss will be realized by the participant at the time of any such taxable disposition in an amount equal to the excess, if any, of the option price over the amount realized.

(iv)

No deduction will be allowed to the Company with respect to Incentive Stock Options granted or common shares transferred upon exercise thereof, except that if a disposition is made by the participant within the two-year period or the one-year period referred to above, the Company will be entitled to a deduction in the taxable year in which the disposition occurred in an amount equal to the ordinary income realized by the participant making the disposition.

(v)

With respect to the exercise of an Incentive Stock Option and the payment of the option price by the delivery of common shares, to the extent that the number of common shares received does not exceed the number of common shares surrendered, no taxable income will be realized by the participant at that time, the tax basis of the common shares received will be the same as the tax basis of the common shares surrendered, and the holding period (except for purposes of the one-year period referred to in (iii) above) of the participant in common shares received will include his holding period in the common shares surrendered.  To the extent that the number of common shares received exceeds the number of common shares surrendered, no taxable income will be realized by the participant at that time; such excess common shares will be considered Incentive Stock Option stock with a zero basis; and the holding period of the participant in such common shares will begin on the date such common shares are transferred to the participant.  If the common shares surrendered were acquired as the result of the exercise of an Incentive Stock Option and the surrender takes place within two years from the date the Incentive Stock Option relating to the surrendered common shares was granted or within one year from the date of such exercise, the surrender will result in a disqualifying disposition and the participant will realize ordinary income at that time in the amount of the excess, if any, of the fair market value at the time of exercise of the common shares surrendered over the basis of such common shares.  If any of the common shares received are disposed of in a disqualifying disposition, the participant will be treated as first disposing of the common shares with a zero basis.

With respect to Non-Qualified Stock Options, in general, for federal income tax purposes under present law:

(i)	The grant of a Non-Qualified Stock Option by itself does not result in income to the participant.

(ii)

Except as provided in (v) below, the exercise of a Non-Qualified Stock Option (in whole or in part, according to its terms) results in ordinary income to the participant at that time in an amount equal to the excess (if any) of the fair market value of the common shares on the date of exercise over the option price.

(iii)

Except as provided in (v) below, the tax basis of the common shares acquired upon exercise of a Non-Qualified Stock Option, which is used to determine the amount of any capital gain or loss on a future taxable disposition of such shares, is the fair market value of the common shares on the date of exercise.

(iv)

No deduction is allowable to the Company upon the grant of a Non-Qualified Stock Option but, upon the exercise of a Non-Qualified Stock Option, a deduction is allowable to the Company at that time in an amount equal to the amount of ordinary income realized by the participant exercising such Option if the Company properly reports the amount includible in income to the participant and the federal government on Form W-2 or Form 1099-MISC, whichever is applicable.

(v)

With respect to the exercise of a Non-Qualified Stock Option and the payment of the option price by the delivery of common shares, to the extent that the number of common shares received does not exceed the number of common shares surrendered, no taxable income will be realized by the participant at that time, the tax basis of the common shares received will be the same as the tax basis of the common shares surrendered, and the holding period of the participant in the common shares received will include his holding period in the common shares surrendered.  To the extent that the number of common shares received exceeds the number of common shares surrendered, ordinary income will be realized by the participant at that time in the amount of the fair market value of such excess common shares; the tax basis of such excess common shares will be equal to the fair market value of such common shares at the time of exercise; and the holding period of the participant in such common shares will begin on the date such common shares are transferred to the participant.

The Company is not entitled to deduct annual remuneration in excess of a $1 million deduction limit imposed by Section 162(m) of the Internal Revenue Code paid to certain of its employees unless such remuneration satisfies an exception to the deduction limit, including an exception for performance-based compensation.  Thus, unless Stock Options granted under the 2011 Equity-Based Award Plan satisfy an exception to the deduction limit, the Company's deduction with respect to Non-Qualified Stock Options and Incentive Stock Options with respect to which the holding periods set forth above are not satisfied will be subject to the deduction limit.

Under Treasury Regulations, compensation attributable to a stock option is deemed to be performance-based compensation or to satisfy the performance-based compensation test if:

"The grant is made by the compensation committee; the plan under which the option ...  is granted states the maximum number of shares with respect to which options may be granted during a specified period to any employee; and, under the terms of the option ... the amount of compensation the employee could receive is based solely on an increase in the value of the stock after the date of grant ..."

If Proposal Two is approved by the shareholders and the Committee makes the grants, the Company's deduction with respect to options granted under the 2011 Equity-Based Award Plan would not be subject to the deduction limit.

The federal income tax information presented herein is only a general summary of the applicable provisions of the Internal Revenue Code and regulations promulgated thereunder as in effect on the date of this proxy statement.  The actual federal, state, local and foreign tax consequences to the participant may vary depending upon his particular circumstance.

Vote Required for Approval

Under NYSE regulations and the Internal Revenue Code, the affirmative vote of a majority of the votes cast is required to adopt this proposal.  Abstentions and broker non-votes will not be treated as voting on the proposal and, therefore, will not count for or against this proposal.  Nevertheless, votes cast on the proposal must constitute at least a majority of the Company's shares outstanding and entitled to vote at the meeting so in the event abstentions and broker non-votes total a majority of the shares, the proposal will fail even if otherwise approved by a majority of votes cast.

The Board of Directors recommends that shareholders vote FOR the proposal to approve the Associated Estates Realty Corporation 2011 Equity-Based Award Plan.

PROPOSAL THREE:  RATIFICATION OF THE APPOINTMENT OF
PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PricewaterhouseCoopers LLP served as the independent registered public accounting firm to the Company in 2010 and is expected to be retained by the Company's Audit Committee to do so in 2011.  Under the Audit Committee charter, the Audit Committee is responsible for the appointment and oversight of, and the approval of the compensation arrangements with, the Company's independent registered public accounting firm.  The Board of Directors has directed that management submit the appointment of the Company's independent registered public accounting firm for ratification by shareholders at the annual meeting of shareholders.

Although the NYSE listing standards require that the Audit Committee be directly responsible for selecting and retaining the independent registered public accounting firm, we are providing you with the means to express your view on the matter.  Shareholder ratification of the appointment of the Company's independent registered public accounting firm is not required by Ohio law, the Company's Code of Regulations or otherwise.  Although this vote is not binding, if shareholders do not ratify the appointment of PricewaterhouseCoopers LLP, the Audit Committee will consider the shareholder vote in determining whether or not to retain the firm.  The Audit Committee may retain PricewaterhouseCoopers LLP, notwithstanding the fact that shareholders did not ratify the appointment, or select another nationally recognized accounting firm without re-submitting the matter to shareholders.  Even if the appointment is ratified, the Audit Committee reserves the right, in its discretion, to select and appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of the Company and its shareholders.

A representative of PricewaterhouseCoopers LLP is expected to be present at the annual meeting of shareholders and will have an opportunity to make a statement if the representative so desires and will be available to respond to appropriate questions from shareholders.

Fees Paid to PricewaterhouseCoopers LLP

Audit Fees.  The aggregate fees billed for professional services rendered by PricewaterhouseCoopers LLP for the audits of the Company's annual financial statements for the years ended December 31, 2010 and 2009 and the related reviews of the financial statements included in the Company's Form 10-Qs filed with the SEC during 2010 and 2009 were $525,000 and $495,000, respectively.  The fees for 2010 and 2009 include the audit of the Company's internal control over financial reporting as required by the Public Company Accounting Oversight Board ("PCAOB") Auditing Standard No. 5, An Audit of Internal Control Over Financial Reporting That is Integrated with An Audit of Financial Statements.

Audit-Related Fees. The aggregate fees billed for assurance and related services rendered by PricewaterhouseCoopers LLP that are reasonably related to the performance of the audits or reviews of the Company's financial statements and are not reported under "Audit Fees" above for the years ended December 31, 2010 and 2009 were $221,954 and $6,900, respectively.  Audit-related fees in 2010 consist of $222,000 for procedures related to other SEC filings, inclusive of audits of properties acquired in 2010.  Audit-related fees in 2009 consist of $6,900 for the security count procedures related to the Company's advisory business.

Tax Fees.  The aggregate fees billed for professional services rendered by PricewaterhouseCoopers LLP for tax compliance, tax advice and tax planning for the years ended December 31, 2010 and 2009 were $86,900 and $88,000, respectively, of which $27,500 and $48,000, respectively, were related to tax compliance services.

All Other Fees.  The aggregate fees billed by PricewaterhouseCoopers LLP for other products and services years ended December 31, 2010 and 2009 were $0 and $1,600, respectively, relating primarily to software licensing  for accounting and professional standards.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee pre-approves, on an individual basis, all audit and permissible non-audit services provided by the independent auditors.  These services may include audit services, audit-related services, tax services and other services.

Auditor Independence

The Audit Committee believes that the non-audit services provided by PricewaterhouseCoopers LLP are compatible with maintaining the accountant's independence.  The Audit Committee reviews formal communication of auditor independence as required by PCAOB Rule 3526.

The Board of Directors recommends that shareholders vote FOR the proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered certified public accountant for the Company's fiscal year ending December 31, 2011.

PROPOSAL FOUR:  ADVISORY VOTE ON EXECUTIVE COMPENSATION

The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd-Frank Act") provides shareholders an opportunity to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement.

As described in detail under the heading "Executive Compensation Discussion & Analysis" and in the compensation tables and narrative disclosures that accompany the compensation tables, the Company's compensation program for the named executive officers is designed to attract, motivate and retain talented executives who will provide leadership for the Company's success.  Under this program, the named executive officers are rewarded for individual and collective contributions to the Company consistent with a "pay for performance" orientation. Furthermore, the executive officer compensation program is aligned with the nature and dynamics of the Company's business, which focuses management on achieving the Company's annual and long-term business strategies and objectives. The Compensation Committee regularly reviews the executive compensation program to ensure that it achieves the desired goals of emphasizing long-term value creation and aligning the interests of management and shareholders through the use of equity-based awards.

The Company is asking the shareholders to indicate their support for the Company's named executive officer compensation as described in this proxy statement. Accordingly, the Company asks the shareholders to vote "FOR" the following resolution at the Annual Meeting:

"RESOLVED, that the Company's shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company's proxy statement for the 2011 Annual Meeting of Shareholders."

As an advisory vote, this proposal is not binding upon the Company. However, the Compensation Committee, which is responsible for designing and administering the Company's executive compensation program, values the opinions expressed by shareholders in their vote on this proposal and will continue to consider the outcome of the vote when making future compensation decisions for named executive officers.

The Board of Directors recommends that shareholders vote FOR the proposal to approve the compensation of the Company's named executive officers.

PROPOSAL FIVE:  ADVISORY VOTE ON THE FREQUENCY OF HOLDING AN ADVISORY VOTE ON EXECUTIVE COMPENSATION

As described in Proposal Four above, the Company's shareholders are being provided the opportunity to cast an advisory vote on the Company's compensation of its named executive officers. Pursuant to Section 14A of the Securities Exchange Act of 1934 (which was added by the Dodd-Frank Act), the Company must also permit shareholders to cast an advisory vote on how often the Company should include an advisory vote on the Company's compensation of its named executive officers in its proxy materials for future annual shareholder meetings (or special shareholder meetings for which the Company must include executive compensation information in the proxy statement for that meeting). Under this Proposal Five, shareholders may vote to have the non-binding advisory vote on the Company's compensation of its named executive officers every year, every two years or every three years.

The Company believes that the advisory vote on compensation for the Company's named executive officers should be conducted every year so that shareholders may annually express their views on the Company's compensation principles, policies and practices.  However, the Company may re-consider how frequently to conduct this vote based upon input from shareholders as well as the practices of other companies, including the Company's peers, or the Company's compensation structure.

Accordingly, shareholders may vote as to whether the say-on-pay vote should occur every 1, 2, or 3 years, or may abstain from voting on the matter.  The frequency (every 1, 2, or 3 years) that receives the highest number of votes will be deemed to be the choice of the shareholders.

The Board of Directors recommends that shareholders vote ONE YEAR with respect to how frequently a non-binding shareholder vote to approve the compensation of the Company's named executive officers should occur.

SHAREHOLDER PROPOSALS FOR 2012 ANNUAL MEETING OF SHAREHOLDERS

If a shareholder desires to have a proposal included in the Company's proxy statement and form of proxy for the 2012 annual meeting of shareholders, the proposal must conform to the applicable proxy rules of the Securities and Exchange Commission concerning the submission and content of proposals and must be received by the Company prior to the close of business on November 23, 2011.  In addition, if a shareholder intends to present a proposal at the Company's 2012 annual meeting of shareholders without the inclusion of the proposal in the Company's proxy materials and written notice of the proposal is not received by the Company on or before February 8, 2012, proxies solicited by the Board of Directors for the 2012 annual meeting of shareholders will confer discretionary authority to vote on the proposal if presented at the meeting.  Shareholders should submit proposals to the executive offices of the Company, 1 AEC Parkway, Richmond Heights, Ohio 44143, Attention: Secretary.  The Company reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

HOUSEHOLDING

The Securities and Exchange Commission permits a single set of annual reports and proxy statements to be sent to any household at which two or more shareholders reside if they appear to be members of the same family.  Each shareholder continues to receive a separate proxy card.  This procedure, referred to as householding, reduces the volume of duplicate information shareholders receive and reduces mailing and printing costs.  A number of brokerage firms have instituted householding.  In accordance with a notice sent during 2002 to certain beneficial shareholders who share a single address, only one copy of this proxy statement and the attached annual report will be sent to that address, unless any shareholder residing at that address gave contrary instructions.

If any beneficial shareholder residing at such an address desires at this time to receive a separate copy of this proxy statement and the attached annual report, a copy can be obtained by calling toll-free 1-800-440-2372, or by writing to Associated Estates Realty Corporation, Investor Relations, 1 AEC Parkway, Richmond Heights, Ohio  44143.  In addition, if any such shareholder wishes to receive a separate proxy statement and annual report in the future, the shareholder should provide such instructions by calling toll-free 1-800-440-2372, or by writing to Associated Estates Realty Corporation, Investor Relations, 1 AEC Parkway, Richmond Heights, Ohio  44143.

Also, shareholders that share an address and receive multiple copies of annual reports or proxy statements can request that only one copy be sent to that address in the future by providing instructions by calling toll-free 1-800-440-2372, or by writing to Associated Estates Realty Corporation, Investor Relations, 1 AEC Parkway, Richmond Heights, Ohio  44143.

OTHER MATTERS

Shareholders and other interested parties may send written communications to the Board of Directors, an individual director, the lead director or the non-employee directors as a group by mailing them to the Board of Directors, individual director, lead director or group of non-employee directors (as applicable), c/o Secretary, Associated Estates Realty Corporation, 1 AEC Parkway, Richmond Heights, Ohio  44143.  All communications will be forwarded to the Board of Directors, individual director, lead director or group of non-employee directors, as applicable, although the Secretary will not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

Management does not know of any other matters that will be presented for action at the meeting other than the items referred to in this proxy statement.  If any other matters properly come before the meeting, the persons named in the proxy will vote on those matters in accordance with their judgment.  For each other item that properly comes before the meeting, the vote required will be determined by applicable law, NYSE requirements and the Company's governing documents.

APPENDIX I

Associated Estates Realty Corporation

2011 EQUITY-BASED AWARD PLAN

1.       Purpose; Definitions.

The purpose of the Associated Estates Realty Corporation 2011 Equity-Based Award Plan (the "Plan") is to enable Associated Estates Realty Corporation and its Subsidiaries to attract, retain and reward employees and directors of the Company, its Subsidiaries and Affiliates designated by the Company's Board of Directors or the Executive Compensation Committee of the Board and to strengthen the mutuality of interests between those employees and directors and the Company's shareholders by offering the employees and directors equity or equity-based incentives thereby increasing their ownership interest in the Company and enhancing their personal interest in the Company's success.

For purposes of the Plan, the following terms are defined as follows:

(a)          "409A Award" means an Award that provides for a deferral of compensation from the date of grant, as determined under Code Section 409A and the regulations promulgated thereunder.

(b)          "409A Change in Control" has the meaning set forth in Section 11(E).

(c)          "Affiliate" means any entity (other than the Company and any Subsidiary) that is designated by the Board as a participating employer under the Plan.

(d)          "Award" means any award of Stock Options, Share Appreciation Rights, Restricted Shares, Deferred Shares or Other Share-Based Awards under the Plan.

(e)          "Award Agreement" means an agreement between the Company and a participant evidencing an Award.

(f)           "Board" means the Board of Directors of the Company.

(g)          "Cause" means, unless otherwise provided by the Committee, (i) "Cause" as defined in any Individual Agreement to which the participant is a party, or (ii) if there is no such Individual Agreement or if it does not define Cause: (A) conviction of the participant for committing a felony under federal law or in the law of the state in which such action occurred, (B) dishonesty in the course of fulfilling the participant's employment duties, (C) willful and deliberate failure on the part of the participant to perform the participant's employment duties in any material respect, or (D) prior to a Change in Control, such other events as shall be determined by the Committee.  The Committee shall, unless otherwise provided in an Individual Agreement with the participant, have the sole discretion to determine whether "Cause" exists, and its determination shall be final.

(h)          "Change in Control" has the meaning set forth in Section 11(D).

(i)            "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(j)           "Committee" means the Executive Compensation Committee of the Board of the Company or any other committee or subcommittee authorized by the Board to administer the Plan.

(k)          "Company" means Associated Estates Realty Corporation, an Ohio corporation, or any successor corporation.

(l)            "Deferral Period" has the meaning set forth in Section 8(A).

(m)        "Deferred Shares" means an Award of the right to receive Shares at the end of a specified deferral period granted pursuant to Section 8.

(n)          "Disability" means (i) permanent "Disability" as defined in any Individual Agreement to which the participant is a party, or (ii) if there is no such Individual agreement or if it does not define permanent Disability, a permanent and total disability as defined in Section 22(e)(3) of the Code.  The Committee shall, unless otherwise provided in an Individual Agreement with the participant, have the sole discretion to determine whether "Disability" exists, and its determination will be final.

(o)          "Dividend Equivalent" means a right, granted to a participant under Section 9 hereof, to receive cash, Shares, other Awards or other property equal in value to dividends paid with respect to a specified number of Shares, or other periodic payments.

(p)          "Elective Deferral Period" has the meaning set forth in Section 8(B)(9).

(q)          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

(r)           "Fair Market Value" means, as of a given date (in order of applicability): (i) the closing price of a Common Share on the principal exchange on which the Common Shares are then trading, if any, on such date, or if Common Shares were not traded on such date, then on the next succeeding trading day during which a sale occurs; or (ii) if Common Shares are not then traded on an exchange, the mean between the closing representative bid and asked prices for Common Shares on such date as reported by a national quotation system; or (iii) if Common Shares are not traded on an exchange and not quoted on a national quotation system, the mean between the closing bid and asked prices for Common Shares, on such date, as determined in good faith by the Committee; or (iv) if Common Shares are not publicly traded, the fair market value established by the Committee acting in good faith and in accordance with the applicable requirements of Code Section 409A and the regulations promulgated thereunder.

(s)           "Good Reason" means an employee's resignation within two years of a Change in Control or 409A Change in Control, caused by and within ninety (90) days of the following: (a) without the express written consent of employee, duties are assigned to employee that are materially inconsistent with the employee's position, duties and status with the Company at the time of the Change in Control or 409A Change in Control; (b) any action by the Company or its successor that results in a material diminution in the position, duties or status of employee with the Company at the time of the Change in Control or 409A Change in Control; (c)  any transfer or proposed transfer of employee for any extended period to a location outside his principal place of employment at the time of the Change in Control or 409A Change in Control without his consent, except for a transfer or proposed transfer for strategic reallocations of personnel reporting to employee; (d) the base annual salary of employee, as the same may hereafter be increased from time to time, is reduced; or (e) without limiting the generality of the foregoing, the Company or its successor fails to comply with any of its material obligations under an Individual Agreement with the employee, if applicable, or this Plan.

(t)           "Incentive Stock Option" means any Stock Option intended to be and designated as, and that otherwise qualifies as, an "Incentive Stock Option" within the meaning of Section 422 of the Code or any successor section thereto.

(u)          "Individual Agreement" means an employment or similar agreement between a participant and the Company or one of its Subsidiaries or Affiliates.

(v)          "Minimum Deferral Period" has the meaning set forth in Section 8(B)(1).

(w)         "Minimum Holding Period" has the meaning set forth in Section 9(B)(1).

(x)          "Minimum Restriction Period" has the meaning set forth in Section 7(B)(3).

(y)          "Non-Employee Director" has the meaning set forth under Rule 16b-3 under the Exchange Act.

(z)          "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

(aa)      "Option Agreement" has the meaning set forth in Section 5(B).

(bb)      "Other Share-Based Awards" means an Award granted pursuant to Section 9 that is valued, in whole or in part, by reference to, or is otherwise based on, Shares.

(cc)       "Outside Director" has the meaning set forth in Section 162(m) of the Code and the regulations promulgated thereunder.

(dd)      "Performance Goals" means the performance goals selected by the Committee with respect to any Award, which may be based on objective criteria relating to one or more of the following measures: net operating income, leverage ratios, funds from operations, revenue, physical occupancy, operating margins, relative performance to the peer group, adherence to strategic objectives, budgets, or such other criteria as the Committee may from time to time establish in its sole discretion. Performance Goals may be measured on a Company-wide, subsidiary or business unit basis, or any combination thereof.  Performance Goals may reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group of entities or other external measure.

(ee)       "Plan" means the Associated Estates Realty Corporation 2011 Equity-Based Award Plan, as amended from time to time.

(ff)        "Restricted Shares" means an Award of Shares that is granted pursuant to Section 7 and is subject to restrictions.

(gg)       "Restriction Period" has the meaning set forth in Section 7(B)(3).

(hh)      "Section 16 Participant" means a participant under the Plan who is subject to Section 16 of the Exchange Act.

(ii)          "Separation from Service" has the meaning set forth in Section 10(B)(1)(C).

(jj)         "Share Appreciation Right" means an Award of a right to receive an amount from the Company that is granted pursuant to Section 6.

(kk)      "Shares" means the Common Shares, without par value, of the Company.

(ll)          "Specified Employee" has the meaning set forth in Section 10(B)(1)(D).

(mm)  "Stock Option" or "Option" means any option to purchase Shares (including Restricted Shares and Deferred Shares, if the Committee so determines) that is granted pursuant to Section 5.

(nn)      "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in that chain.

2.       Administration.

The Plan shall be administered by the Committee.  The Committee shall consist of not less than three directors of the Company.  It is intended that all members of the Committee shall be independent directors, Outside Directors and Non-Employee Directors; provided, however, that the formation and establishment of the Committee and all actions taken by the Committee (or by any subcommittee or any Committee member) shall be valid and effective even if it is determined that one or more members of the Committee or any subcommittee does not or may not qualify as an independent director, Outside Director or a Non-Employee Director.  Those directors shall be appointed by the Board and shall serve as the Committee at the pleasure of the Board.  The functions of the Committee specified in the Plan shall be exercised by the Board if and to the extent that no Committee exists that has the authority to so administer the Plan.

The Committee shall have full power to interpret and administer the Plan and full authority to select the individuals to whom Awards will be granted (other than Awards to directors of the Company who are not executive officers, which must be approved by the Board) and to determine the Performance Goals on which the granting of Awards will be based, the type and amount of any Award to be granted to each participant (other than to a director who is not an executive officer, which must be approved by the Board), the consideration, if any, to be paid for any Award, the timing of each Award, the terms and conditions of any Award granted under the Plan, and the terms and conditions of the related agreements that will be entered into with participants.  As to the selection of and grant of Awards to participants who are not executive officers of the Company or any Subsidiary or Affiliate, or Section 16 Participants, the Committee may delegate its responsibilities to members of the Company's management in any manner consistent with applicable law.

The Committee shall have the authority to adopt, alter and repeal such rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreement relating thereto); to direct employees of the Company or other advisors to prepare such materials or perform such analyses as the Committee deems necessary or appropriate; and otherwise to supervise the administration of the Plan.

Any interpretation or administration of the Plan by the Committee, and all actions and determinations of the Committee, shall be final, binding and conclusive on the Company, its shareholders, Subsidiaries, Affiliates, all participants in the Plan, their respective legal representatives, successors and assigns, and all persons claiming under or through any of them.  No member of the Board or of the Committee or any delegate shall incur any liability for any action taken or omitted, or any determination made, in good faith in connection with the Plan.

3.       Shares Subject to the Plan.

A.           Aggregate Shares Subject to the Plan.  Subject to adjustment as provided in Section 3(C), the total number of Shares reserved and available for Awards under the Plan is 1,726,608.  Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares or treasury shares.

B.           Forfeiture or Termination of Awards of Shares.  If any Shares subject to any Award granted hereunder are forfeited or an Award otherwise terminates or expires without the issuance of Shares, the Shares subject to that Award shall again be available for distribution in connection with future Awards under the Plan as set forth in Section 3(A).

C.           Adjustment.  In the event of any merger, reorganization, consolidation, recapitalization, share dividend, share split, combination of shares or other change in corporate structure of the Company affecting the Shares, such substitution or adjustment shall be made in the aggregate number of Shares reserved for issuance under the Plan, in the number and option price of Shares subject to outstanding options granted under the Plan, in the annual award limit, in the number of Share Appreciation Rights granted under the Plan, in the number of Shares underlying any Dividend Equivalent Rights granted under the Plan will be based on,  and in the number of Shares subject to Restricted Share Awards, Deferred Share Awards and any other outstanding Awards granted under the Plan, but the number of Shares subject to any Award shall always be a whole number.  The Committee, in its sole discretion, shall determine the kind of securities or other property substituted and the amount of any substitution or adjustment made, and the Committee's determination shall be final, binding and conclusive.  Any fractional Shares otherwise issuable in connection with such substitution or adjustment shall be eliminated.  Notwithstanding the foregoing, no substitution or adjustment shall be made which will result in an Award becoming subject to the terms and conditions of Code Section 409A, unless agreed upon by the Committee and the participant.

D.           Annual Award Limit.  No participant may be granted Stock Options or other Awards under the Plan with respect to an aggregate of more than 125,000 Shares (subject to adjustment as provided in Section 3(C) hereof) during any calendar year; provided, however, that in connection with the commencement of employment, a participant may be granted Stock Options and Share Appreciation Rights with respect to an aggregate of 100,000 Shares, which will not count against such annual limit.

4.       Eligibility.

Grants may be made from time to time to those officers, employees and directors of the Company, a Subsidiary or an Affiliate who are designated by the Committee in its sole and exclusive discretion.  Eligible persons may include, but shall not necessarily be limited to, officers and directors of the Company and any Subsidiary or Affiliate; however, Stock Options intended to qualify as Incentive Stock Options shall be granted only to eligible persons while actually employed by the Company, a Subsidiary or an Affiliate.  The Committee may grant more than one Award to the same eligible person.  No Award shall be granted to any eligible person during any period of time when such eligible person is on a leave of absence.  Awards to be granted to directors, which may include members of the Committee, must be approved and granted by the Board.

5.       Stock Options.

A.           Grant.  Stock Options may be granted alone, in addition to or in tandem with other Awards granted under the Plan or cash awards made outside the Plan. The Committee shall determine the individuals to whom, and the time or times at which, grants of Stock Options will be made, the number of Shares purchasable under each Stock Option, and the other terms and conditions of the Stock Options in addition to those set forth in Sections 5(B) and 5(C).

Stock Options granted under the Plan may be of two types which shall be indicated on their face: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options.  Subject to Section 5(C), the Committee shall have the authority to grant to any participant Incentive Stock Options, Non-Qualified Stock Options or both types of Stock Options.

B.           Terms and Conditions.  A Stock Option granted under the Plan shall be evidenced by an agreement (an "Option Agreement"), shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

(1)          Option Price.  The option price per share of Shares purchasable under a Non-Qualified Stock Option or an Incentive Stock Option shall be determined by the Committee at the time of grant and shall be not less than 100% of the Fair Market Value of the Shares at the date of grant (or, with respect to an Incentive Stock Option, 110% of the Fair Market Value of the Shares at the date of grant in the case of a participant who at the date of grant owns Shares possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or Subsidiary corporations (as determined under Sections 424(d), (e) and (f) of the Code)).

(2)          Option Term.  The term of each Stock Option shall be determined by the Committee and may not exceed ten years from the date the Option is granted (or, with respect to an Incentive Stock Option, five years in the case of a participant who at the date of grant owns Shares possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or Subsidiary corporations (as determined under Sections 424(d), (e) and (f) of the Code)).

(3)          Exercise.  Stock Options shall be exercisable at such time or times and shall be subject to such terms and conditions as shall be determined by the Committee at or after grant and permitted by Code Section 409A or agreed upon in writing by the Committee and the participant; but, except as provided in Section 5(B)(6) and Section 12, unless otherwise determined by the Committee at or after grant, no Stock Option shall be exercisable prior to six months and one day following the date of grant.  If any Stock Option is exercisable only in installments or only after specified exercise dates, the Committee may waive, in whole or in part, such installment exercise provisions, and may accelerate any exercise date or dates, at any time at or after grant, based on such factors as the Committee shall determine in its sole discretion; provided, however, the Committee may not waive, without the participant's consent, such installment exercise provisions or accelerate any exercise dates with respect to a 409A Award if doing so would result in any adverse tax consequences for the optionee under Code Section 409A and the regulations promulgated thereunder.

(4)          Method of Exercise.  Subject to any installment exercise provisions that apply with respect to any Stock Option, Code Section 409A and the regulations promulgated thereunder, and Section 5(B)(3), a Stock Option may be exercised in whole or in part, at any time during the Option period, by the holder thereof giving to the Company written notice of exercise specifying the number of Shares to be purchased.

That notice shall be accompanied by payment in full of the Option price of the Shares for which the Stock Option is exercised, and the Committee shall determine the acceptable form of consideration for exercising a Stock Option, including the method of payment, either through the terms of the Option Agreement or at the time of exercise of a Stock Option. Acceptable forms of consideration may include:

(A)         cash;

(B)         check or wire transfer (denominated in U.S. Dollars);

(C)         subject to any conditions or limitations established by the Committee, other Shares which (A) in the case of Shares acquired from the Company (whether upon the exercise of a Stock Option or otherwise), have been owned by the participant for more than six months on the date of surrender (unless this condition is waived by the Committee), and (B) have a Fair Market Value on the date of surrender equal to or greater than the aggregate exercise price of the Shares as to which said Stock Option is being exercised (it being agreed that the excess of the Fair Market Value over the aggregate exercise price shall be refunded to the participant in cash);

(D)         subject to any conditions or limitations established by the Committee, the Company withholding shares otherwise issuable upon exercise of a Stock Option;

(E)         consideration received by the Company under a broker-assisted sale and remittance program acceptable to the Committee;

(F)          such other consideration and method of payment for the issuance of Shares to the extent permitted by applicable law; or

(G)         any combination of the foregoing methods of payment.

No Shares shall be issued on an exercise of an Option until full payment has been made.  Except in connection with the tandem award of Dividend Equivalent Rights, a participant shall not have rights to dividends or any other rights of a shareholder with respect to any Shares subject to an Option unless and until the participant has given written notice of exercise, has paid in full for those Shares, has given, if requested, the representation described in Section 14(A), and those Shares have been issued to the participant.

(5)          Non-Transferability of Options.  No Stock Option shall be transferable by any participant other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order (as defined in the Code or the Employment Retirement Income Security Act of 1974, as amended) except that, if so provided in the Option Agreement, the participant may transfer the Option, other than an Incentive Stock Option, during the participant's lifetime to one or more members of the participant's family, to one or more trusts for the benefit of one or more of the participant's family, or to a partnership or partnerships of members of the participant's family, or to a charitable organization as defined in Section 501(c)(3) of the Code, provided that the transfer would not result in the loss of any exemption under Rule 16b-3 of the Exchange Act with respect to any Option.  The transferee of an Option will be subject to all restrictions, terms and conditions applicable to the Option prior to its transfer, except that the Option will not be further transferable by the transferee other than by will or by the laws of descent and distribution.

(6)          Termination of Employment.

(A)         Termination by Death.  Subject to Sections 5(B)(3) and 5(C), if any participant's employment with the Company or any Subsidiary or Affiliate terminates by reason of death, any Stock Option held by that participant shall become immediately and automatically vested and exercisable.  The provisions of Section 5(B)(3) otherwise requiring a minimum period of six months and one day to elapse prior to exercise of a Stock Option will not apply in the event of a participant's death.  If termination of a participant's employment is due to death, then any Stock Option held by that participant may thereafter be exercised for a period of two years (or with respect to an Incentive Stock Option, for a period of one year) (or such other period as the Committee may specify at or after grant) from the date of death.  Notwithstanding the foregoing, in no event will any Stock Option be exercisable after the expiration of the option period of such Option.  The balance of the Stock Option shall be forfeited if not exercised within the period contemplated by this Section 5(B)(6)(A).

(B)         Termination by Reason of Disability.  Subject to Sections 5(B)(3) and 5(C), if a participant's employment with the Company or any Subsidiary or Affiliate terminates by reason of Disability, any Stock Option held by that participant shall become immediately and automatically vested and exercisable.  The provisions of Section 5(B)(3) otherwise requiring a minimum period of six months and one day to elapse prior to the exercise of a Stock Option will not apply in the event of a participant's Disability. If termination of a participant's employment is due to Disability, then any Stock Option held by that participant may thereafter be exercised by the participant or by the participant's duly authorized legal representative if the participant is unable to exercise the Option as a result of the participant's Disability, for a period of two years (or with respect to an Incentive Stock Option, for a period of one year) (or such other period as the Committee may specify at or after grant) from the date of such termination of employment; and if the participant dies prior to the expiration of the period during which the Stock Option remains exercisable, any unexercised Stock Option held by that participant shall thereafter be exercisable by the estate of the participant (acting through its fiduciary) for the duration of such unexpired  period.  Notwithstanding the foregoing, in no event will any Stock Option be exercisable after the expiration of the option period of such Option.  The balance of the Stock Option shall be forfeited if not exercised within two years (or one year with respect to Incentive Stock Options).

(C)         Termination for Cause.  Unless otherwise determined by the Committee at or after the time of granting any Stock Option, if a participant's employment with the Company or any Subsidiary or Affiliate terminates for Cause, any unvested Stock Options will be forfeited and terminated immediately upon termination and any vested Stock Options held by that participant shall terminate 30 days after the date employment terminates.  Notwithstanding the foregoing, in no event will any Stock Option be exercisable after the expiration of the option period of such Option.  The balance of the Stock Option shall be forfeited if not exercised within 30 days.

(D)         Other Termination.  Unless otherwise determined by the Committee at or after the time of granting any Stock Option, if a participant's employment with the Company or any Subsidiary or Affiliate terminates for any reason other than death, Disability, or for Cause all Stock Options held by that participant shall terminate 90 days after the date employment terminates.  Notwithstanding the foregoing, in no event will any Stock Option be exercisable after the expiration of the option period of such Option.  The balance of the Stock Option shall be forfeited if not exercised within 90 days.

(E)         Leave of Absence.  In the event a participant is granted a leave of absence by the Company or any Subsidiary or Affiliate to enter military service or because of sickness, the participant's employment with the Company or such Subsidiary or Affiliate will not be considered terminated, and the participant shall be deemed an employee of the Company or such Subsidiary or Affiliate during such leave of absence or any extension thereof granted by the Company or such Subsidiary or Affiliate. Notwithstanding the foregoing, in the case of an Incentive Stock Option, a leave of absence of more than 90 days will be viewed as a termination of employment unless continued employment is guaranteed by contract or statute.

C.           Incentive Stock Options.  Notwithstanding Sections 5(B)(5) and (6), an Incentive Stock Option shall be exercisable by (i) a participant's authorized legal representative (if the participant is unable to exercise the Incentive Stock Option as a result of the participant's Disability) only if, and to the extent, permitted by Section 422 of the Code and (ii) by the participant's estate, in the case of death, or authorized legal representative, in the case of Disability, no later than 10 years from the date the Incentive Stock Option was granted (in addition to any other restrictions or limitations that may apply).  Anything in the Plan to the contrary notwithstanding, no term or provision of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the participants affected, to disqualify any Incentive Stock Option under that Section 422 or any successor Section thereto.

D.           Buyout Provisions.  The Committee may at any time buy out for a payment in cash, Shares, Deferred Shares or Restricted Shares, an Option previously granted, based on such terms and conditions as the Committee shall establish and agree upon with the participant, but (i) no such transaction involving a Section 16 Participant shall be structured or effected in a manner that would result in any liability on the part of the participant under Section 16(b) of the Exchange Act or the rules and regulations promulgated thereunder, and (ii) no such transaction may buy out or cancel outstanding Options or Share Appreciation Rights in exchange for cash, Options, Share Appreciation Rights or other Awards with an exercise price that is less than the exercise price of the original Options or Share Appreciation Rights without shareholder approval. Further, any such buy out shall comply with the requirements of Code Section 409A and the regulations promulgated thereunder, unless otherwise agreed upon in writing by the Committee and the participant.  Nothing in this Section 5(D) will limit the Committee's right to require early exercise of an Award under Section 10(B).

6.       Share Appreciation Rights.

A.           Grant.  Share Appreciation Rights may be granted in connection with all or any part of an Option, either concurrently with the grant of the Option or, if the Option is a Non-Qualified Stock Option, by an amendment to the Option at any time thereafter during the term of the Option.  Share Appreciation Rights may be exercised in whole or in part at such times and under such conditions as may be specified by the Committee in the participant's Option Agreement; provided, that no Share Appreciation Right granted in connection with all or any part of an Option shall be exercisable for less than the Fair Market Value of the underlying Common Shares as of the date of the original grant of the Option unless such Share Appreciation Right or Option is a 409A Award, as provided for in the applicable Award Agreement.

B.           Terms and Conditions.  The following terms and conditions will apply to all Share Appreciation Rights that are granted in connection with Options:

(1)          Rights.  Share Appreciation Rights shall entitle the participant, upon exercise of all or any part of the Share Appreciation Rights, to surrender to the Company, unexercised, that portion of the underlying Option relating to the same number of Shares as is covered by the Share Appreciation Rights (or the portion of the Share Appreciation Rights so exercised) and to receive in exchange from the Company an amount equal to the excess of (x) the Fair Market Value, on the date of exercise, of the Shares covered by the surrendered portion of the underlying Option over (y) the exercise price of the Shares covered by the surrendered portion of the underlying Option.  The Committee may limit the amount that the participant will be entitled to receive upon exercise of the Share Appreciation Right as provided for in the applicable Award Agreement.

(2)          Surrender of Option.  Upon the exercise of the Share Appreciation Right and surrender of the related portion of the underlying Option, the Option, to the extent surrendered, will not thereafter be exercisable.  The underlying Option may provide that such Share Appreciation Rights will be payable solely in cash.  The terms of the underlying Option may provide a specific method by which an alternative fair market value of the Shares on the date of exercise shall be calculated, which shall be based on one of the following:  (x) Fair Market Value of the Shares at the close of business on the business day immediately preceding the day of exercise; (y) the highest closing price of the Shares on the national exchange on which they have been traded during the 30 days immediately preceding the Change in Control; or (z) the greater of (x) and (y).

(3)          Exercise.  In addition to any further conditions upon exercise that may be imposed by the Committee, the Share Appreciation Rights shall be exercisable only to the extent that the related Option is exercisable, except that in no event will a Share Appreciation Right held by a Section 16 Participant be exercisable within the first six months after it is awarded even though the related Option is or becomes exercisable, and each Share Appreciation Right will expire no later than the date on which the related Option expires.  A Share Appreciation Right may be exercised only at a time when the Fair Market Value of the Shares covered by the Share Appreciation Right exceeds the exercise price of the Shares covered by the underlying Option.

(4)          Method of Exercise.  Share Appreciation Rights may be exercised by the participant giving written notice of the exercise to the Company, stating the number of Share Appreciation Rights the participant has elected to exercise and surrendering the portion of the underlying Option relating to the same number of Shares as the number of Share Appreciation Rights elected to be exercised.

(5)          Payment.  The manner in which the Company's obligation arising upon the exercise of the Share Appreciation Right will be paid will be determined by the Committee and shall be set forth in the participant's Option Agreement.  The Committee may provide for payment in Shares or cash, or a fixed combination of Shares or cash, or the Committee may reserve the right to determine the manner of payment at the time the Share Appreciation Right is exercised.  Shares issued upon the exercise of a Share Appreciation Right will be valued at their Fair Market Value on the date of exercise.

7.       Restricted Shares.

A.           Grant.  Restricted Shares may be issued alone, in addition to or in tandem with other Awards under the Plan or cash awards made outside the Plan.  The Committee shall determine the individuals to whom, and the time or times at which, grants of Restricted Shares will be made, the number of Restricted Shares to be awarded to each participant, the price (if any) to be paid by the participant (subject to Section 7(B)), the date or dates upon which Restricted Share Awards will vest, the period or periods within which those Restricted Share Awards may be subject to forfeiture, and the other terms and conditions of those Awards in addition to those set forth in Section 7(B).

The Committee may condition the grant of Restricted Shares upon the attainment of specified Performance Goals or such other factors as the Committee may determine in its sole discretion.

B.           Terms and Conditions.  Restricted Shares awarded under the Plan shall be subject to the following terms and conditions and such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable.  A participant who receives a Restricted Share Award shall not have any rights with respect to that Award, unless and until the participant has executed an agreement evidencing the Award in the form approved from time to time by the Committee, has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of that Award.

(1)          The purchase price (if any) for Restricted Shares shall be determined by the Committee at the time of grant.

(2)          Awards of Restricted Shares must be accepted by executing a Restricted Share Award Agreement and paying the price (if any) that is required under Section 7(B)(1).

(3)          Subject to the provisions of this Plan and the Restricted Share Award Agreement, during a period set by the Committee commencing with the date of any Award (the "Restriction Period"), the participant shall not be permitted to sell, transfer, pledge, assign or otherwise encumber the Restricted Shares covered by that Award. The Restriction Period shall not be less than six months and one day in duration ("Minimum Restriction Period") unless otherwise determined by the Committee at the time of grant. Subject to these limitations and the Minimum Restriction Period requirement, the Committee, in its sole discretion, may provide for the lapse of restrictions in installments and may accelerate or waive restrictions, in whole or in part, based on service, performance or such other factors and criteria as the Committee may determine in its sole discretion.

(4)          Except as provided in this Section 7(B)(4) and Sections 7(B)(3) and 7(B)(5), the participant shall have, with respect to the Restricted Shares awarded, all of the rights of a shareholder of the Company, including the right to vote the Shares and the right to receive any dividends.  The Committee, in its sole discretion, as determined at the time of Award, may permit or require the payment of cash dividends to be deferred and subject to forfeiture and, if the Committee so determines, reinvested in additional Restricted Shares  or otherwise reinvested.  Unless the Committee or Board determines otherwise, Share dividends issued with respect to Restricted Shares shall be treated as additional restricted shares that are subject to the same restrictions and other terms and conditions that apply to the Shares with respect to which such dividends are issued; provided, however, that because such Share dividends (as well as any share dividends that may be issued in connection with a participant's election to defer receipt of any Award under any deferred compensation plan maintained by the Company or any Subsidiary or Affiliate) will be issued in lieu of cash payments on account of an Award already granted, such Share dividends will not constitute Shares issued under this Plan for purposes of Section 3.

(5)          No Restricted Shares shall be transferable by a participant other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order (as defined in the Code or the Employee Retirement Income Security Act of 1974, as amended) except that, if so provided in the Restricted Share Award Agreement, the participant may transfer the Restricted Shares, during the participant's lifetime to one or more members of the participant's family, to one or more trusts for the benefit of one or more of the participant's family, to a partnership or partnerships of members of the participant's family, or to a charitable organization as defined in Section 501(c)(3) of the Code, provided that the transfer would not result in the loss of any exemption under Rule 16b-3 under the Exchange Act with respect to any Restricted Shares.  The transferee of Restricted Shares will be subject to all restrictions, terms and conditions applicable to the Restricted Shares prior to its transfer, except that the Restricted Shares will not be further transferable by the transferee other than by will or by the laws of descent and distribution.

(6)          Unless otherwise determined by the Committee at or after the time of granting any Restricted Shares, if a participant's employment with the Company or any Subsidiary or Affiliate terminates by reason of death, any Restricted Shares held by that participant shall thereafter vest and any restriction shall lapse.

(7)          Unless otherwise determined by the Committee at or after the time of granting any Restricted Shares, if a participant's employment with the Company or any Subsidiary or Affiliate terminates by reason of Disability, any Restricted Shares held by that participant shall thereafter vest and any restriction shall lapse.

(8)          Unless otherwise determined by the Committee at or after the time of granting any Restricted Shares, if a participant's employment with the Company or any Subsidiary or Affiliate terminates for any reason other than death or Disability, the Restricted Shares held by that participant that are unvested or subject to restriction at the time of termination shall thereupon be forfeited.

C.           Minimum Value.  In order to better ensure that Award payments actually reflect the performance of the Company and service of the participant, the Committee may provide, in its sole discretion, for a tandem performance-based or other award designed to guarantee a minimum value, payable in cash or Shares, to the recipient of a Restricted Share Award, subject to such performance, future service, deferral and other terms and conditions as may be specified by the Committee.

8.       Deferred Shares.

A.           Grant.  Deferred Shares may be awarded alone, in addition to or in tandem with other Awards granted under the Plan or cash awards made outside the Plan.  The Committee shall determine the individuals to whom, and the time or times at which, Deferred Shares shall be awarded, the number of Deferred Shares to be awarded to any participant, the duration of the period (the "Deferral Period") during which, and the conditions under which, receipt of the Shares will be deferred, and the other terms and conditions of the Award in addition to those set forth in Section 8(B).

The Committee may condition the grant of Deferred Shares upon the attainment of specified Performance Goals or such other factors as the Committee shall determine in its sole discretion.

B.           Terms and Conditions.  Deferred Share Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

(1)          The purchase price for Deferred Shares shall be determined at the time of grant by the Committee. Subject to the provisions of the Plan and the Deferred Share Award Agreement referred to in Section 8(B)(10), Deferred Share Awards may not be sold, assigned, transferred, pledged or otherwise encumbered during the Deferral Period.  At the expiration of the Deferral Period (or the Elective Deferral Period referred to in Section 8(B)(9), where applicable), share certificates shall be delivered to the participant, or the participant's legal representative, for the Shares covered by the Deferred Share Award Agreement.  The Deferral Period applicable to any Deferred Share Award shall not be less than six months and one day ("Minimum Deferral Period").

(2)          To the extent a Deferred Share Award is a 409A Award, the Committee will grant the Award in a manner as to comply with the requirements of Code Section 409A and the regulations promulgated thereunder and in accordance with Section 10(B).

(3)          Unless otherwise determined by the Committee at grant, amounts equal to any dividends declared during the Deferral Period with respect to the number of Shares covered by the Deferred Share Award will be paid to the participant currently, or deferred and deemed to be reinvested in additional deferred shares, or otherwise reinvested, all as determined by the Committee, in its sole discretion, at the time of the Award.  Because deferred shares issued as deemed reinvested dividends will be issued in lieu of cash on account of an Award already granted, such additional deferred shares will not constitute Shares issued under this Plan for purposes of Section 3.

(4)          No Deferred Shares shall be transferable by a participant other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order (as defined in the Code or the Employee Retirement Income Security Act of 1974, as amended) except that, if so provided in the Deferred Share Award Agreement, the participant may transfer the Deferred Shares during the participant's lifetime to one or more members of the participant's family, to one or more trusts for the benefit of one or more of the participant's family, to a partnership or partnerships of members of the participant's family, or to a charitable organization as defined in Section 501(c)(3) of the Code, provided that  the transfer would not result in the loss of any exemption under Rule 16b-3 of the Exchange Act with respect to any Deferred Shares.  The transferee of Deferred Shares will be subject to all restrictions, terms and conditions applicable to the Deferred Shares prior to its transfer, except that the Deferred Shares will not be further transferable by the transferee other than by will or by the laws of descent and distribution.

(5)          Unless otherwise determined by the Committee at the time of granting any Deferred Shares, if a participant's employment by the Company or any Subsidiary or Affiliate terminates by reason of death, any Deferred Shares held by such participant shall thereafter vest or any restriction shall lapse, and the participant's representative shall receive the Deferred Shares in one lump sum within 10 business days following such death.

(6)          Unless otherwise determined by the Committee at the time of granting any Deferred Shares, if a participant's employment by the Company or any Subsidiary or Affiliate terminates by reason of Disability, any Deferred Shares held by such participant shall thereafter vest or any restriction lapse, and the participant or the participant's representative shall receive the Deferred Shares in one lump sum within 10 business days following such Disability.

(7)          Unless otherwise determined by the Committee at or after the time of granting any Deferred Share Award, if a participant's employment by the Company or any Subsidiary or Affiliate terminates for any reason other than death or Disability, all Deferred Shares held by such participant which are unvested or subject to restriction shall thereupon be forfeited.

(8)          Based on service, performance or such other factors or criteria as the Committee may determine, the Committee may, at or after grant, accelerate the vesting of all or any part of any Deferred Share Award, subject in all cases to the Minimum Deferral Period requirement.

(9)          A participant may elect to further defer receipt of a Deferred Share Award (or an installment of an Award) for a specified period or until a specified event (the "Elective Deferral Period"), subject in each case to the Committee's approval, the terms of this Section 8, and such other terms as are determined by the Committee, all in its sole discretion, and in compliance with the terms and conditions of Code Section 409A and the regulations promulgated thereunder.  Subject to any exceptions approved by the Committee, such election must be made at least 12 months prior to the date the Deferral Period is set to expire and the Elective Deferral Period must be for a period of at least five years from the date the Deferral Period is set to expire, except to the extent the holder of a Deferred Share Award becomes entitled to receive the underlying Shares due to death or Disability.

(10)      Each such Award shall be confirmed by, and subject to the terms of, a Deferred Share Award Agreement evidencing the Award in the form approved from time to time by the Committee.

C.           Minimum Value Provisions.  In order to better ensure that Award payments actually reflect the performance of the Company and service of the participant, the Committee may provide, in its sole discretion, for a tandem performance-based or other Award designed to guarantee a minimum value, payable in cash or Shares to the recipient of a Deferred Share Award, subject to such performance, future service, deferral and other terms and conditions as may be specified by the Committee.

9.       Other Share-Based Awards.

A.           Grant.  Other Awards of Shares and other Awards that are valued, in whole or in part, by reference to, or are otherwise based on, Shares, including, without limitation, performance shares, convertible preferred shares, convertible debentures, exchangeable securities, dividend equivalent rights and Share Awards or options valued by reference to Book Value or Subsidiary performance, may be granted alone, in addition to or in tandem with other Awards granted under the Plan or cash awards made outside the Plan.

At the time the Shares or Other Share-Based Awards are granted, the Committee shall determine the individuals to whom and the time or times at which such Shares or Other Share-Based Awards shall be awarded, the number of Shares to be used in computing an Award or which are to be awarded pursuant to such Awards, the consideration, if any, to be paid for such Shares or Other Share-Based Awards, and all other terms and conditions of the Awards in addition to those set forth in Section 9(B). The Committee will also have the right, at its sole discretion, to settle such Awards in Shares, Restricted Shares or cash in an amount equal to the Fair Market Value of the Shares or Other Share-Based Awards at the time of settlement.

The provisions of Other Share-Based Awards need not be the same with respect to each participant.

B.           Terms and Conditions.  Other Share-Based Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

(1)          Subject to the provisions of this Plan and the Award Agreement referred to in Section 9(B)(5) below, Shares awarded or subject to Awards made under this Section 9 may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the Shares are issued, or, if later, the date on which any applicable restriction, performance, holding or deferral period or requirement is satisfied or lapses. All Shares or Other Share-Based Awards granted under this Section 9 shall be subject to a minimum holding period (including any applicable restriction, performance and/or deferral periods) of six months and one day ("Minimum Holding Period").

(2)          Subject to the provisions of this Plan and the Award Agreement and unless otherwise determined by the Committee at the time of grant, the recipient of an Other Share-Based Award shall be entitled to receive, currently or on a deferred basis, interest or dividends or interest or dividend equivalents with respect to the number of Shares covered by the Award, as determined at the time of the Award by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested.  Because additional Shares issued as deemed reinvested dividends will be issued in lieu of cash on account of an Award already granted, such additional Shares will not constitute Shares issued under this Plan for purposes of Section 3.

(3)          Subject to the Minimum Holding Period, any Other Share-Based Award and any Shares covered by any such Award shall vest or be forfeited to the extent, at the times and subject to the conditions, if any, provided in the Award Agreement, as determined by the Committee in its sole discretion subject, if applicable, to the provisions of Code Section 409A and the regulations promulgated thereunder.

(4)          In the event of the participant's Disability or death, or in cases of special circumstances, the Committee may, in its sole discretion, waive, in whole or in part, any or all of the remaining limitations imposed hereunder or under any related Award Agreement (if any) with respect to any part or all of any Award under this Section 9, provided that the Minimum Holding Period requirement may not be waived, except in case of a participant's Disability or death.  Notwithstanding the foregoing, the Committee may not waive, in whole or in part, any remaining limitations imposed with respect to any Award if such waiver results in an Award's failure to comply with the requirements of Code Section 409A and the regulations promulgated thereunder, unless agreed upon in writing by the Committee and the participant.

(5)          Each Award shall be confirmed by, and subject to the terms of, an agreement or other instrument evidencing the Award in the form approved from time to time by the Committee, the Company and the participant.

(6)          Shares (including securities convertible into Shares) issued on a bonus basis under this Section 9 shall be issued for no cash consideration.  Shares (including securities convertible into Shares) purchased pursuant to a purchase right awarded under this Section 9 shall bear a price of at least 85% of the Fair Market Value of the Shares on the date of grant.  The purchase price of such Shares, and of any Other Share-Based Award granted hereunder, or the formula by which such price is to be determined, shall be fixed by the Committee at the time of grant.

(7)          In the event that any "derivative security," as defined in Rule 16a-1(c) (or any successor thereto) promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, is awarded pursuant to this Section 9 to any Section 16 Participant, such derivative security shall not be transferable other than by will or by the laws of descent and distribution.

C.           Dividend Equivalent Rights.  A Dividend Equivalent Right is an Award entitling the recipient to receive credits based on cash distributions that would have been paid on the Shares specified in the Dividend Equivalent Right (or other Award to which it relates) if such Shares had been issued to and held by the recipient.  A Dividend Equivalent Right may be granted hereunder to any participant as a component of another Award or as a freestanding award.

(1)          Terms And Conditions.  In addition to the terms and conditions set forth in Section 9(B), Dividend Equivalent Rights shall be subject to the following additional terms and conditions.  Dividend Equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional Shares, which may thereafter accrue additional dividend equivalents.  Any such reinvestment shall be at Fair Market Value on the date of reinvestment.  Because additional Shares accrued in respect of dividends will be issued in lieu of cash on account of an Award already granted, such additional Shares will not constitute Shares issued under this Plan for purposes of Section 3.  Dividend Equivalent Rights may be settled in cash or Shares or a combination thereof, in a single installment or installments, all determined in the sole discretion of the Committee.  A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award.  A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other Award.

(2)          Interest Equivalents. Any Award under this Plan that is settled in whole or in part in cash on a deferred basis may provide in the Award Agreement for interest equivalents to be credited with respect to such cash payment.  Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified by the grant.

(3)          Termination of Employment.  Except as may otherwise be provided by the Committee either in the Award Agreement or in writing after the Award Agreement is issued, a participant's rights in all Dividend Equivalent Rights or interest equivalents (other than any vested but unpaid Dividend Equivalent Rights or interest equivalents) shall automatically terminate upon the date that a participant's employment with the Company or any Subsidiary or Affiliate terminates for any reason other than death or Disability.  Any vested but unpaid Dividend Equivalent Rights or interest equivalents shall be paid in one lump sum amount by the Company within 90 days after the termination of the participant's employment with the Company or any Subsidiary or Affiliate.

10.    Form and Timing of Payment Under Awards; Deferrals.

A.           Form and Timing of Payment.  Subject to the terms of the Plan and any applicable Award Agreement (as may be amended pursuant to Section 12 hereof), payments to be made by the Company, a Subsidiary or Affiliate upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Shares, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis.  The settlement of any Award may be accelerated and cash paid in lieu of Shares in connection with such settlement.   Installment or deferred payments may be required by the Committee or permitted at the election of the participant on terms and conditions approved by the Committee, including without limitation the ability to defer awards pursuant to any deferred compensation plan maintained by the Company, a Subsidiary or Affiliate.  Payments may include, without limitation, provisions for the payment or crediting of a reasonable interest rate on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Shares.

B.           Certain Limitations on Awards to Ensure Compliance with Code Section 409A.

(1)          409A Awards and Deferrals.  Other provisions of the Plan notwithstanding, the terms of any 409A Award, including any authority of the Company or the Committee and rights of the participant with respect to the 409A Award, shall be limited to those terms permitted under Code Section 409A and the regulations promulgated thereunder.  The following rules will apply to 409A Awards:

(A)         If a participant is permitted to elect to defer an Award or any payment under an Award, such election shall be permitted only at times in compliance with Code Section 409A and the regulations promulgated thereunder;

(B)         The Company shall have no authority to accelerate or delay distributions relating to 409A Awards in excess of the authority permitted under Code Section 409A and the regulations promulgated thereunder;

(C)         Any distribution of a 409A Award triggered by a Participant's termination of employment shall be made only at the time that the Participant has had a "Separation from Service" within the meaning of Code Section 409A (or at such earlier time preceding a termination of employment that there occurs another event triggering a distribution under the Plan or the applicable Award Agreement in compliance with Code Section 409A and the regulations promulgated thereunder);

(D)         Any distribution of a 409A Award to a "Specified Employee," as determined under Code Section 409A, after Separation from Service, shall occur at the expiration of the six-month period following said Specified Employee's Separation from Service.  In the case of installment payments, this six-month delay shall not affect the timing of any installment otherwise payable after the six-month delay period; and in the case of any distribution of a 409A Award, the time and form of payment for such distribution will be specified in the Award Agreement; provided that, if the time and form of payment for such distribution is not otherwise specified in the Plan or an Award Agreement or other governing document, the distribution shall be made in one lump sum amount on March 15 in the calendar year following the calendar year in which the settlement of the Award is specified to occur, any applicable restriction lapses, or there is no longer a substantial risk of forfeiture applicable to such amounts.

(2)          Distribution upon Vesting.  In the case of any Award providing for a distribution upon the lapse of a substantial risk of forfeiture, the time and form of payment for such distribution will be specified in the Award Agreement; provided that, if the timing and form of payment of such distribution is not otherwise specified in the Plan or an Award Agreement or other governing document, the distribution shall be made in one lump sum amount on March 15 of the calendar year following the calendar year in which the substantial risk of forfeiture lapses.

(3)          Scope and Application of this Provision.  For purposes of the Plan, references to a term or event (including any authority or right of the Company, the Committee or a participant) being "permitted" under Code Section 409A means that the term or event will not cause the participant to be deemed to be in constructive receipt of compensation relating to the 409A Award prior to the distribution of cash, shares or other property or to be liable for payment of interest or a tax penalty under Code Section 409A.

(4)          Interpretation.  If and to the extent that any provision of an Award is required or intended to comply with Code Section 409A, such provision shall be administered and interpreted in a manner consistent with the requirements of Code Section 409A.  If and solely to the extent that any such provision of an Award as currently written would conflict with or result in adverse consequences to a participant under Code Section 409A, the Committee shall have the authority, without the consent of the participant, to administer such provision and to amend the Award with respect to such provision to the extent the Committee deems necessary for the purposes of avoiding any portion of the Shares or amounts to be delivered to the participant being subject to additional income or other taxes under Code Section 409A.

11.    Change In Control Provision.

A.           Impact of Event. Notwithstanding any other provisions hereof or in any other agreement to the contrary, in the event of a "Change in Control" as defined in Section 11(D) or a "409A Change in Control" as defined in Section 11(E), each outstanding Award shall be assumed or an equivalent Award substituted by the successor entity or a parent or subsidiary of the successor entity. In the event an Award is assumed or an equivalent Award substituted, and the participant's service is terminated (i) by the participant for good reason, or (ii) by the successor or surviving corporation or entity other than for Cause upon or within twenty-four (24) months following (a) if the Award is not a 409A Award, a Change in Control, or (b) if the Award is a 409A Award, a 409A Change in Control, then such participant shall be fully vested in such assumed or substituted Award.

B.           Refusal to Assume or Substitute Awards. In the event that the successor entity in a Change in Control or a 409A Change in Control refuses to assume or substitute for the Award, the Committee may cause any or all of such Awards to become fully exercisable immediately prior to the consummation of such transaction and all forfeiture restrictions on any or all of such Awards to lapse. If an Award is exercisable in lieu of assumption or substitution in the event of a Change in Control or a 409A Change in Control, the Company shall notify the participant that the Award shall be fully exercisable for a period of fifteen (15) days from the date of such notice, contingent upon the occurrence of the Change in Control or the 409A Change in Control, as applicable, and the Award shall terminate upon the expiration of such period.

C.           Assumption of Award.  For the purposes of this Section 11, an Award shall be considered assumed if, following the Change in Control or the 409A Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award, immediately prior to the Change in Control or the 409A Change in Control, as applicable, the consideration (whether stock, cash, or other securities or property) received in the Change in Control or the 409A Change in Control, as applicable, by holders of Shares for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control or the 409A Change in Control, as applicable, was not solely shares of common stock of the successor corporation or its parent, the Company may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Award, for each Share subject to an Award to be solely shares of common stock of the successor corporation or its parent equal in fair market value to the per Share consideration received by the holders of Shares in the Change in Control or the 409A Change in Control, as applicable.

D.           Definition of Change in Control.  For purposes of Section 11(A), a "Change in Control" means the occurrence of any of the following: (i) the consummation of a consolidation or merger in which the Company is not the surviving corporation, the sale of substantially all of the assets of the Company, or shareholder approval of the liquidation or dissolution of the Company; (ii) a transaction or series of transactions (other than an offering of common stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any person, other entity or related group of persons (other than the Company or a Subsidiary or any Company employee benefit plan (including any trustee of any such plan acting in its capacity as trustee)) purchases Shares (or securities convertible into Shares) pursuant to a tender or exchange offer without the prior consent of the Board of Directors, or otherwise becomes the beneficial owner of securities of the Company representing 20% or more of the voting power of the Company's outstanding securities; or (iii) during any two-year period, individuals who at the beginning of such period constitute the entire Board of Directors cease to constitute a majority of the Board of Directors, unless the election or the nomination for election of each new director is approved by at least two-thirds of the directors then still in office who were directors at the beginning of that period.

E.            Definition of 409A Change in Control.  For purposes of Section 11(A), a "409A Change in Control" means the date on which any one of the following occurs:  (i) any one person, or more than one person acting as a group (as determined under Code Section 409A and the regulations promulgated thereunder), acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 30% or more of the total voting power of the stock of the Company; or (ii) a majority of members of the Board of Directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors before the date of such appointment or election; or (iii) any one person, or more than one person acting as a group (as determined under Code Section 409A and the regulations promulgated thereunder), acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company; or (iv) any one person, or more than one person acting as a group (as determined under Code Section 409A and the regulations thereunder), acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company before such acquisition or acquisitions.  For this purpose, "gross fair market value" means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

12.    Amendments and Termination.

The Board may at any time, amend, alter or discontinue the Plan, but no such amendment, alteration or discontinuation shall be made that would (i) impair the rights of a participant under an Award theretofore granted, without the participant's consent or (ii) require shareholder approval under any applicable law or regulation (including any applicable regulation of an exchange on which the Shares are traded), unless such shareholder approval is received.  The Company shall submit to the shareholders of the Company, for their approval, any amendments to the Plan required pursuant to Section 162(m) of the Code or any material revisions to the Plan so long as such approval is required by law or regulation (including any applicable regulation of an exchange on which the Shares are traded).

The Committee may at any time, in its sole discretion, amend the terms of any Award, but (i) no such amendment shall be made that would impair the rights of a participant under an Award theretofore granted, without the participant's consent; (ii) no such amendment shall be made that would make the applicable exemptions provided by Rule 16b-3 under the Exchange Act unavailable to any Section 16 Participant holding the Award without the participant's consent and (iii) no such amendment shall be made if it would reduce the exercise price of a Stock Option or reduce the purchase price, if any, of the Shares that are subject to the Award.

Subject to the above provisions, the Board shall have all necessary authority to amend the Plan, clarify any provision or to take into account changes in applicable securities and tax laws and accounting rules, as well as other developments.

13.    Unfunded Status of Plan.

The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation.  With respect to any payment not yet made to a participant by the Company, nothing contained herein shall give that participant any rights that are greater than those of a general creditor of the Company.

14.    General Provisions.

A.           The Committee may require each participant acquiring Shares pursuant to an Award under the Plan to represent to and agree with the Company in writing that the participant is acquiring the Shares without a view to distribution thereof. The certificates for any such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

All Shares or other securities delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be put on any certificate for any such Shares to make appropriate reference to those restrictions.

B.           Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases.

C.           Neither the adoption of the Plan, nor its operation, nor any document describing, implementing or referring to the Plan, or any part thereof, shall confer upon any participant under the Plan any right to continue in the employ, or as a director, of the Company or any Subsidiary or Affiliate, or shall in any way affect the right and power of the Company or any Subsidiary or Affiliate to terminate the employment, or service as a director, of any participant under the Plan at any time with or without assigning a reason therefor, to the same extent as the Company or any Subsidiary or Affiliate might have done if the Plan had not been adopted.

D.           For purposes of this Plan, a transfer of a participant between the Company and any Subsidiary or Affiliate shall not be deemed a termination of employment.

E.            No later than the date as of which an amount first becomes includable in the gross income of the participant for federal income tax purposes with respect to any Award under the Plan, the participant shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any federal, state or local taxes or other items of any kind required by law to be withheld with respect to that amount.  Subject to the following sentence, unless otherwise determined by the Committee, withholding obligations may be settled with Shares, including unrestricted Shares previously owned by the participant or Shares that are part of the Award that gives rise to the withholding requirement. Notwithstanding the foregoing, any right by a Section 16 Participant to elect to settle any tax withholding obligation with Shares that are part of an Award must be set forth in the agreement evidencing that Award or be approved by the Committee in its sole discretion.  The obligations of the Company under the Plan shall be conditional on those payments or arrangements and the Company and its Subsidiaries and Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise payable to the participant.

F.            The Plan, all Awards made and actions taken thereunder and any agreements relating thereto shall be governed by and construed in accordance with the laws of the State of Ohio.

G.           All agreements entered into with participants pursuant to the Plan shall be subject to the Plan.

H.           The provisions of Awards need not be the same with respect to each participant.

15.    Clawback.

If any participant engaged in fraud or other misconduct (as determined by the Committee or the Board, in their respective sole discretion) resulting, in whole or in part, in a restatement of the financial or operating results used to determine the vesting of an Award based upon the attainment of Performance Goals hereunder, the Company will have the right to recoup from such participant, and the participant will transfer or pay to the Company promptly upon demand, in the Company's discretion, either (A) the number of Shares that vested (or that were subject to Stock Options that vested and were thereafter exercised), were distributed or were deferred (as applicable) upon or after such vesting based on the incorrect operating or financial results, (B) the dollar equivalent of such number of Shares determined as of the date of such vesting, or (C) the value that was paid to or earned by the participant, as applicable, at the time of vesting or upon the exercise of rights pursuant to any such vested Award.  The Company further shall have the right to terminate and cancel any and all Awards previously made to such participant at any time hereunder that are then unvested or, if applicable, that have vested but have not then been exercised, and to recover from such participant the Company's costs and expenses incurred in connection with recovering such Shares or funds from participant and enforcing its rights under this section, including, without limitation, reasonably attorneys' fees and court costs.  There shall be no time limit on the Company's right to recover such amounts under this section, except as otherwise provided by applicable law.

16.    Shareholder Approval; Effective Date of Plan.

The Plan was adopted by the Board on February 23, 2011, and is subject to approval by the holders of the Company's outstanding Shares, in accordance with applicable law.  If the Plan is not so approved within twelve (12) months after the date the Plan is adopted by the Board of Directors, the Plan and any Awards granted hereunder shall be null and void.  However, if the Plan is so approved, no further shareholder approval shall be required with respect to the granting of Awards pursuant to the Plan.

17.    Term of Plan.

No Award shall be granted pursuant to the Plan on or after February 23, 2021, but Awards granted prior to that date may extend beyond that date.

Shareowner ServicesSM P.O. Box 64945 St. Paul, MN 55164-0945
COMPANY #354
Address Change? Mark box, sign, and indicate changes below: ☐
TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD.

YOUR VOTE IS IMPORTANT

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW, SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

The Board of Directors Recommends a Vote FOR the nominees named in Item 1 and FOR Proposals 2, 3 and 4, ONE YEAR for Proposal 5.

1.	Election of	01	Albert T. Adams	05	Mark L. Milstein	☐	Vote FOR all nominees			☐	Vote WITHHELD
	Directors:	02	James M. Delaney	06	James A. Schoff	(except, if applicable,					from all nominees
		03	Jeffrey I. Friedman	07	Richard T. Schwarz	as marked below)
		04	Michael E. Gibbons
ê Please fold here - Do not separate ê

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	To approve the Associated Estates Realty Corporation 2011 Equity-Based							☐	For	☐	Against	☐	Abstain
Award Plan.

3.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the Company's fiscal year ending December 31, 2011.							☐	For	☐	Against	☐	Abstain

4.	To approve the compensation of the Company's named executive officers.							☐	For	☐	Against	☐	Abstain

5.	To recommend the frequency of the vote on the Compensation of the Company's named executive officers.					☐	1 Year	☐	For	☐	Against	☐	Abstain

6.	In their discretion, to transact on all other business that may properly come before the meeting.

This proxy when properly executed will be voted as specified by the shareholder.  If no specifications are made, the proxy will be voted FOR the nominees named in Item 1, FOR Proposals 2, 3 and 4, ONE YEAR for Proposal 5 and with discretionary authority on all other business that may properly come before the meeting or any adjournment or postponement thereof.

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☐	If you wish to receive future annual reports and proxy materials via the Internet, please indicate by checking the box to the left.

Date
Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy.  If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority.  Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

ASSOCIATED ESTATES REALTY CORPORATION

ANNUAL MEETING OF SHAREHOLDERS

Wednesday, May 4, 2011

Associated Estates Realty Corporation proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting of Shareholders to be held on May 4, 2011.

The undersigned hereby appoints Jeffrey I. Friedman and Bradley A. Van Auken, and each of them, the attorneys and proxies of the undersigned with full power of substitution to vote, as indicated herein, all the Common Shares of Associated Estates Realty Corporation held of record by the undersigned on March 15, 2011, at the Annual Meeting of Shareholders to be held on May 4, 2011, or any adjournment thereof, with all the powers the undersigned would possess if then and there personally present.

Receipt of Notice of Annual Meeting of Shareholders and the related Proxy Statement dated March 22, 2011, is hereby acknowledged.

Vote by Internet, Telephone or Mail
24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

:	(	*
INTERNET	PHONE	MAIL

www.eproxy.com/aec	1-800-560-1965	Mark, sign and date your proxy
card and promptly return it in the
Use the Internet to vote your proxy	Use a touch-tone telephone to	postage-paid envelope provided in
until 12:00 p.m. (ET) on	vote your proxy until 12:00 p.m.	sufficient time prior to the Annual Meeting
May 3, 2011.	(ET) on May 3, 2011.	in order to allow your vote to be counted.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.